EXHIBIT 10.2

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LICENSE AND COLLABORATION AGREEMENT

by and between

POZEN INC.

and

sanofi-aventis U.S. LLC

September 3, 2013

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i

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	6.6.	POZEN Non-Competition Obligation.	31
	6.7.	[* * *].	32
7.	FINANCIAL TERMS		32
	7.1.	Upfront Fee.	32
	7.2.	Regulatory Milestone Payments.	32
	7.3.	Sales Milestone Payments.	33
	7.4.	Royalties.	34
	7.5.	Payment Terms.	35
	7.6.	Financial Records and Audits.	36
	7.7.	Tax Matters.	36
8.	INTELLECTUAL PROPERTY		37
	8.1.	Prosecution and Maintenance of Licensed Patents.	37
	8.2.	Prosecution and Maintenance of Joint Patents.	38
	8.3.	Ownership of Intellectual Property.	39
	8.4.	Disclosure.	39
	8.5.	Cooperation.	39
	8.6.	Enforcement of Patents.	40
	8.7.	Infringement Claims by Third Parties.	42
	8.8.	Third Party Declaratory Judgment or Similar Action.	43
	8.9.	Joint Research Agreement.	43
	8.10.	Patent Term Extension.	44
	8.11.	Orange Book Listings.	44
	8.12.	Third Party Licenses.	44
9.	REPRESENTATIONS, WARRANTIES AND COVENANTS		45
	9.1.	Mutual Representations and Warranties.	45
	9.2.	Additional Representations and Warranties of POZEN.	46
	9.3.	Additional Representations and Warranties of Licensee.	49
	9.4.	DISCLAIMER OF WARRANTY.	50
10.	ADDITIONAL COVENANTS.		50
	10.1.	Compliance.	50
	10.2.	Expenses.	50

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	10.3.	No Debarment.	50
	10.4.	Additional Covenants of POZEN.	51
	10.5.	CMO Agreement.	51
	10.6.	Parallel Importation.	51
11.	RECALL		52
	11.1.	Pharmacovigilance.	52
	11.2.	Recall.	53
12.	CONFIDENTIALITY.		53
	12.1.	Confidentiality Definition.	53
	12.2.	Exclusions.	53
	12.3.	Disclosure and Use Restriction.	54
	12.4.	Authorized Disclosure.	54
	12.5.	Use of Name.	55
	12.6.	Press Releases.	56
	12.7.	Terms of Agreement to be Maintained in Confidence.	56
	12.8.	Publications.	57
13.	TERM AND TERMINATION		57
	13.1.	Term.	57
	13.2.	Termination for Material Breach.	58
	13.3.	Termination at Will.	58
	13.4.	Termination for Insolvency.	58
	13.5.	Termination for Failure to Achieve Commercial Readiness.	58
	13.6.	Termination for Pre-Approval Development [* * *].	59
	13.7.	Termination for Post-Approval Commitment.	59
	13.8.	Buy-Back Option Exercise.	59
	13.9.	Termination for Failure to Meet Target Indication.	59
	13.10.	Termination for Failure to Obtain a License.	59
	13.11.	Consequences of Expiration and Termination.	60
	13.12.	Effect of Bankruptcy.	63
	13.13.	Survival.	63
14.	INDEMNIFICATION AND INSURANCE		64

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	14.1.	Indemnification by POZEN.	64
	14.2.	Indemnification by Licensee.	64
	14.3.	Indemnification Procedure.	64
	14.4.	Insurance.	66
15.	LIMITATION OF LIABILITY		66
16.	EFFORTS OF THIRD PARTIES.		67
17.	MISCELLANEOUS		67
	17.1.	Force Majeure.	67
	17.2.	Assignment.	67
	17.3.	[* * *] Change of Control.	68
	17.4.	Severability.	69
	17.5.	Governing Law; Dispute Resolution.	69
	17.6.	Notices.	70
	17.7.	Entire Agreement; Modifications.	72
	17.8.	Relationship of the Parties.	72
	17.9.	Waiver.	72
	17.10.	Counterparts.	72
	17.11.	No Benefit to Third Parties.	72
	17.12.	Further Assurance.	72
	17.13.	No Drafting Party.	73
	17.14.	Construction.	73

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LICENSE AND COLLABORATION AGREEMENT

This license and collaboration agreement (“Agreement”) is made and entered into as of September 3, 2013 (the “Effective Date”) and shall be effective on the Effective Date (as defined herein), by and between POZEN INC., a Delaware corporation having offices at 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina (“POZEN”), and sanofi-aventis U.S. LLC, a Delaware limited liability company having an office at 55 Corporate Drive, Bridgewater, New Jersey (“Licensee”). POZEN and Licensee each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

A.	POZEN is developing pharmaceutical products PA32540 and PA8140, combining immediate release omeprazole and delayed release aspirin in a fixed-dose oral formulation.

B.	Licensee desires to obtain the right to develop and commercialize PA32540 and PA8140 in the United States.

C.	POZEN desires to grant Licensee such a right on the terms and conditions set forth in this Agreement.

In consideration of the foregoing premises, the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, POZEN and Licensee hereby agree as follows:

AGREEMENT

1.	DEFINITIONS

When used in this Agreement, capitalized terms shall have the meanings as defined below and throughout the Agreement.  All financial and accounting terms not otherwise defined in this Agreement, whether capitalized or not, shall have the meanings assigned to them in accordance with generally accepted accounting principles based on International Accounting Standards/International Financial Reporting Standards as in effect from time to time (“IFRS”).

1.1.	“A&P Expenses” means [* * *].

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1.2.	“Affiliate” means a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, an entity. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a legal entity; provided, however, that if local law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.3.	“ANDA Act” means U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984 (21 United States Code §355(b)(2) or (j)).

1.4.	“Applicable Law” means the laws, rules, and regulations, including any statutes, rules, regulations, guidelines, or other requirements that may be in effect from time to time and apply to the activities contemplated by this Agreement.

1.5.	“AZ Agreement” means that certain Collaboration and License Agreement by and between POZEN and AstraZeneca AB dated August 1, 2006.

1.6.	“Business Day” means any day other than Saturday, Sunday or any other day on which banks in New York, New York, United States, are permitted or required to be closed.

1.7.	“Business Plan” means the annual report prepared by Licensee pursuant to this Agreement, the initial version of which has been agreed to by the Parties in writing on or around the Effective Date and subsequent versions of which shall be consistent in scope with such initial version.

1.8.	“Calendar Quarter” means, as the case may be, the three-month period ending on March 31, June 30, September 30 or December 31; provided that the first Calendar Quarter of the Term shall begin on the Effective Date and end on the last day of the then current Calendar Quarter and the last Calendar Quarter of the Term shall begin on the first day of such Calendar Quarter and end on the last day of the Term.

1.9.	“Calendar Year” means each period of twelve (12) months commencing on January 1 and ending on December 31; provided that the first Calendar Year of the Term shall begin on the Effective Date and end on the last day of the then current Calendar Year and the last Calendar Year of the Term shall begin on the first day of such Calendar Year and end on the last day of the Term.

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1.10.	“cGCP” means the current Good Clinical Practices relating to the conduct of clinical investigations, the use of investigational drugs in humans, including supra-national, national and local legislation, regulations and official guidance (including the International Conference on Harmonization Guideline for Good Clinical Practice (E6)) applicable from time to time to the development of pharmaceutical products pursuant to Applicable Law.

1.11.	“cGLP” means the current Good Laboratory Practices applicable from time to time to the development of pharmaceutical products pursuant to Applicable Law.

1.12.	“cGMP” means current Good Manufacturing Practices as defined in 21 CFR Parts 210 and 211 (or in the case of foreign jurisdictions, comparable regulatory standards), and in any successor regulation and any official guidance documents issued by a Regulatory Authority in the Territory, each as amended from time to time.

1.13.	“Change of Control” means, with respect to [* * *], (a) the bona fide acquisition by any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership of any capital stock of [* * *], if after such acquisition such Person or group would be the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of [* * *] representing more than fifty percent (50%) of the combined voting power of [* * *] then outstanding securities entitled to vote generally in the election of directors; (b) the consummation after approval by [* * *] stockholders of a bona fide merger or consolidation of [* * *], with any other Person, other than a merger or consolidation which would result in [* * *] voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of [* * *] voting securities or such surviving entity’s voting securities outstanding immediately after such merger or consolidation; or (c) the bona fide sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by [* * *] to a Third Party or any of its subsidiaries of all or substantially all the assets of [* * *] and its subsidiaries taken as a whole.

1.14.	“CMO” means Patheon Pharmaceuticals, Inc.

1.15.	“CMO Agreement” means (i) that certain manufacturing services agreement entered into by POZEN and the CMO effective December 19, 2011 (as amended), a copy of which is attached hereto as Exhibit D (the “MSA”), (ii) that certain capital expenditure and equipment agreement entered into by POZEN and the CMO effective December 19, 2011 (as amended), a copy of which is attached to the MSA as Schedule K to such agreement (the “Capital Expenditure Agreement”), and (iii) that certain quality agreement entered into by POZEN and the CMO effective April 30, 2013, a copy of which is attached hereto as Exhibit E.

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1.16.	“Commercial Launch” means the initiation of the nationwide sale, promotion and distribution of a Licensed Product in the Territory following receipt of Marketing Approval in the Territory.

1.17.	“Commercialize” or “Commercialization” means all activities undertaken directed to commercially manufacturing, obtaining pricing and reimbursement approvals for marketing, marketing, promoting, distributing, offering for sale, selling, booking sales, and otherwise commercially exploiting the Licensed Products.

1.18.	“Commercial Readiness” means (i) [* * *], (ii) [* * *] and (iii) [* * *].

1.19.	“Commercially Reasonable Efforts” means, with respect to the objective that is the subject of such efforts, such reasonable, good faith efforts and resources as a Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that, with respect to Development or Commercialization of a Licensed Product by Licensee, such efforts shall be similar to those efforts and resources consistent with [* * *] that are of similar market potential as such Licensed Product, taking into account its safety and efficacy, its cost to develop, the competitiveness of alternative products and the nature and extent of market exclusivity (including Patent coverage and regulatory exclusivity), the likelihood of obtaining regulatory approval, including the expected or actual Product Labeling, its expected or actual pricing, reimbursement and formulary status, its expected or actual profitability, including the amounts of marketing and promotional expenditures with respect to such Licensed Product, the likelihood, timing or existence of Generic Products and all other relevant factors with respect to such market.

1.20.	“Competitor” means any Third Party that is engaged in developing and/or commercializing a product in a particular therapeutic area, which product is directly competitive with a product being developed and/or commercialized by Licensee in the same therapeutic area at the time of a Change of Control.

1.21.	“Controlled” or “Controlling” means, with respect to any Patent, Know-How, Regulatory Filings, or other intellectual property right (“Intellectual Property Rights”), the possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than pursuant to this Agreement), to assign, or grant a license, sublicense or other right to or under, such Patent, Know-How, Regulatory Filings, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party or requiring any payment to any Third Party unless [* * *]; provided that [* * *]. Any Intellectual Property Rights Controlled by a Future Acquiror of POZEN will be excluded from Intellectual Property Rights Controlled by POZEN for purposes of this Agreement except to the extent that such Intellectual Property Rights are (a) developed, acquired or otherwise Controlled by such Future Acquirer pursuant to or in connection with a license or other agreement between such Future Acquirer and POZEN, whether owned by POZEN or such Future Acquiror (for purposes of this definition, such Intellectual Property Rights, the “Related IP”) as of the effective date of the applicable Change of Control of POZEN, (b) developed or acquired by such Future Acquiror following such Change of Control with the use of the Licensed Technology in existence at the time of such Change of Control or the Related IP, or (c) used in the Development, Manufacture or Commercialization of the Licensed Products by the Future Acquiror.

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1.22.	“Detail” or “Detailing” means an interactive face-to-face meeting or presentation, in an individual or group setting, by a sales representative to a healthcare professional in the Territory, during which the sales representative discusses the Licensed Product.

1.23.	“Develop” or “Development” means all activities relating to the pre-clinical and clinical development of a Licensed Product prior to or after obtaining Marketing Approval for such product, any quality assurance activities related to such pre-clinical or clinical development activities, any regulatory activities related to any of the foregoing, and all activities relating to the preparation and filing of NDAs and obtaining of Marketing Approvals but excluding price and reimbursement approvals for a Licensed Product.

1.24.	“Enforcing Party” means the Party taking any legal action permitted under Article 8 with respect to enforcing the Licensed Patents or Joint Patents.

1.25.	“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.26.	“First Commercial Sale” means the first sale of a Licensed Product by Licensee or its Affiliates to any Third Party for distribution or use in the Territory after receipt of Marketing Approval of such Licensed Product. Sale of a Licensed Product for clinical studies, compassionate use, named patient programs, test marketing, under a treatment IND, or any similar instance where the Licensed Product is supplied without charge shall not constitute a First Commercial Sale.

1.27.	“First Position Detail” means a Detail in which a Licensed Product is the first product discussed or is the primary focus of such Detail.

1.28.	“Future Acquiror” means the Third Party to any Change of Control transaction and such Third Party’s Affiliates immediately prior to the Change of Control.

1.29.	“Generic Product” means, with respect to any approved dosage of a Licensed Product, a pharmaceutical product that is approved by the FDA for such dosage for sale under an application pursuant to the ANDA Act or any similar or equivalent provisions or regulations, using a Licensed Product as the reference-listed drug in such application (collectively, “Generic Product Approval”) provided, however, that any approval under Section 505(b)(2) will only constitute “Generic Product Approval” if such pharmaceutical product contains all of the same active pharmaceutical ingredients as the Licensed Product (and only those active pharmaceutical ingredients).

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1.30.	“Generic Product Launch” means that a Third Party has made a first commercial sale of a Generic Product to any Third Party for distribution or use in the Territory after receipt of a Generic Product Approval in the Territory.

1.31.	“IND” means an Investigational New Drug application filed with the FDA pursuant to 21 CFR § 312.20.

1.32.	“Initial Products” means PA32540 (immediate release omeprazole 40mg and delayed release and/or enteric coated aspirin 325mg) and PA8140 (immediate release omeprazole 40mg and delayed release and/or enteric coated aspirin 81mg).

1.33.	“Initial Products Trademark” means the trademark owned by POZEN and approved for use with the Initial Products by the FDA as part of the NDA Approval of the Initial Products.

1.34.	“Invention” means any Know-How that is conceived or generated during the Term in the performance of activities undertaken pursuant to this Agreement solely or jointly by employees, agents, or independent contractors of either Party or their respective Affiliates or Sublicensees and that is necessary or useful for the Development, Manufacture or Commercialization of a Licensed Product.

1.35.	“Joint Invention” means any Invention that is conceived jointly by one or more employees, agents, or independent contractors of Licensee or any of its Affiliates or Sublicensees and one or more employees, agents, or independent contractors of POZEN or any of its Affiliates.

1.36.	“Joint Patent” means a Patent claiming a Joint Invention.

1.37.	“Know-How” means all technical, scientific and other know-how and information, inventions, discoveries, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, expressed ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results, materials (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical), pre-clinical, clinical, safety, manufacturing and quality control data and information (including study designs and protocols) and assays and biological methodology, in each case, whether or not confidential, proprietary or patentable and in written, electronic or any other form now known or hereafter developed.

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1.38.	“Knowledge” means, with respect to POZEN, the actual knowledge, following due inquiry, of the following individuals as of the Effective Date: Chief Executive Officer, Chief Financial Officer, Executive Vice President and Chief Commercial Officer, Chief Medical Officer, General Counsel, Senior Vice President – Regulatory Affairs, and Vice President of Business Development.

1.39.	“Licensed Know-How” means all Know-How and Inventions Controlled by POZEN or any of its Affiliates as of the Effective Date or from time to time during the Term and that are necessary or useful for the Development, Manufacture, use or Commercialization of any Licensed Product in the Territory, but in each case excluding any such Know-How to the extent covered or claimed by any Licensed Patent or Joint Patent or that constitutes Joint Invention.

1.40.	“Licensed Patents” means all Patents that are Controlled by POZEN or any of its Affiliates as of the Effective Date or from time to time during the Term and claim or cover any Licensed Product or the Development, Manufacture, use or Commercialization thereof. Licensed Patents as of the Effective Date shall include the Patents listed in Exhibit B hereto.

1.41.	“Licensed Product” means any Initial Product and any other products consisting of an immediate release proton pump inhibitor and 325 mg or less of delayed release and/or enteric coated aspirin in a fixed-dose oral formulation.

1.42.	“Licensed Product Improvement” means any Invention Controlled by Licensee and any Patent Controlled by Licensee claiming such Invention.

1.43.	“Licensed Technology” means the Licensed Patents and the Licensed Know-How.

1.44.	“Manufacture” or “Manufacturing” means all activities related to the manufacturing of a Licensed Product, or any ingredient thereof, including but not limited to formulation development and process development for the manufacture of a Licensed Product, manufacture of supplies for Development or Commercialization, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, performance of stability tests, and regulatory activities related to any of the foregoing.

1.45.	“Marketing Approval” means all approvals (including NDA Approvals and, where required under Applicable Law, pricing and reimbursement approvals) of any Regulatory Authority in the Territory, that are necessary to be obtained prior to the Manufacture or Commercialization of a Licensed Product in the Territory.

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1.46.	“NDA” means a New Drug Application filed with the FDA pursuant to 21 CFR § 314.

1.47.	“NDA Approval” means the approval of an NDA by the FDA.

1.48.	“Net Sales” means, for any period, the gross amount invoiced by Licensee or any of its Affiliates or Sublicensees for the sale of the applicable Licensed Product in the Territory, less deductions for: (a) normal and customary trade, quantity and cash discounts and sales returns and allowances, including those granted on account of price adjustments, billing errors, rejected goods, damaged goods and returns, administration fees and chargebacks and rebates; (b) freight, postage, shipping and insurance expenses to the extent that such items are included in the gross amount invoiced and relate to outbound shipping from the place of Manufacture to the purchaser; (c) customs and excise duties and other duties related to the sales, to the extent that such items are included in the gross amount invoiced; (d) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program; and (e) reasonable estimates of uncollectible portions of invoiced amounts; provided, however, that the deductions covered by clauses (a) through (e) are consistent with such deductions by Licensee or any Sublicensee, as applicable, with respect to Licensee’s or its Sublicensee’s other similar products. Any of the deductions listed above shall be taken as a deduction in the Calendar Quarter in which they are accrued by Licensee, its Affiliate or Sublicensee, as the case may be, in accordance with IFRS consistently applied. For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold upon the earlier of when it is invoiced or when payment is received, and a “sale” shall not include transfers or dispositions of such Licensed Product for pre clinical or clinical purposes or as samples, in each case, without charge. The transfer by Licensee or any of its Affiliates or any of its Sublicensees of Licensed Product to Licensee, any of its Affiliates or any of its Sublicensees shall not result in any Net Sales unless the transferee is the end user.

If the Licensed Product is sold in the form of a combination product containing any Licensed Product and one or more active ingredients (whether combined in a single formulation or package, as applicable, or formulated or packaged separately but sold together) (a “Combination Product”), the Net Sales used for the calculation of the royalties under Section 7.4 (Royalties) shall be determined as follows:

A	x	Net Sales of the Combination Product, where:
A+B

A =	Standard Sales Price of the ready-for-sale form of the Licensed Product if sold separately from the Combination Product in question.

B =	Standard Sales Price of the ready-for-sale form of a product containing the same amount of the other therapeutically active ingredient(s) that is contained in the Combination Product in question.

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If either or both a Licensed Product in a Combination Product and/or a product containing the other active ingredients in such Combination Product are not sold separately, a market price for such Licensed Product and/or such other active ingredients shall be negotiated by the Parties in good faith based upon the market price of products that are comparable to such Licensed Product and/or such other active ingredients, as applicable.

1.49.	“OPDP” means the FDA’s Office of Prescription Drug Promotion, or any successor thereto.

1.50.	“Orange Book” means the Approved Drug Products with Therapeutic Equivalence Evaluations published by the FDA.

1.51.	[* * *].

1.52.	“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and requests for continued examinations, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)) and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.53.	“PDE” means [* * *].

1.54.	“Permitted Encumbrance” means any (a) statutory liens for current taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, (b) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under Applicable Law or other social security regulations, and (c) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

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1.55.	“Phase 4 Trial” means a human clinical study of a pharmaceutical product on patients in a particular country after Marketing Approval of such product in such country, and designed to obtain additional information regarding safety or efficacy or another purpose permitted under Applicable Law.

1.56.	“PIV Certification” means any certification filed under the ANDA Act claiming that any Licensed Patents or Joint Patents are invalid or unenforceable or claiming that any Licensed Patent or Joint Patent will not be infringed by the manufacture, use, marketing, sale or importation of a product for which an application under the ANDA Act is filed.

1.57.	“Post-Approval Commitments” means any human clinical study or other test or study, including a Phase 4 Trial that is required or other obligation, including an obligation to develop a risk evaluation and mitigation strategy or similar safety program, that is imposed with respect to an Initial Product by a Regulatory Authority as a condition of obtaining or maintaining NDA Approval for such Initial Product for an indication, to be performed following NDA Approval of such Licensed Product for such indication.

1.58.	“POZEN House Marks” means any trademarks, trade names, domain names, or other names or marks used or registered by POZEN or its Affiliates at any time during the Term to identify itself.

1.59.	“Product Labeling” means (a) the full prescribing information for a Licensed Product approved by the applicable Regulatory Authority, and (b) all labels and other written, printed or graphic information included in or placed upon any container, wrapper or package insert used with or for or otherwise accompanying the Licensed Product.

1.60.	“Promotional Materials” means all sales representative training materials and all written, printed, graphic, electronic, audio or video presentations of information intended for use or used by Licensee or its Affiliates in connection with any promotion of the Licensed Products hereunder, but excluding Product Labeling.

1.61.	“Regulatory Authority” means any government authorities involved in granting approval to market or sell a pharmaceutical product, including any pricing and reimbursement approvals, in the Territory, including the FDA and any successor government authority having substantially the same function.

1.62.	“Regulatory Filings” means regulatory applications, submissions, notifications, registrations, filings, or other submissions made to or filed with a Regulatory Authority that are necessary or reasonably desirable in order to develop, manufacture, market, sell or otherwise Commercialize a Licensed Product in the Territory. Regulatory Filings include INDs and NDAs, applications for pricing and reimbursement approvals, and any amendments of or supplements to any of the foregoing.

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1.63.	“SEC” means the U.S. Securities and Exchange Commission, or any successor agency thereof.

1.64.	“Second Position Detail” means a Detail in which a Licensed Product is the second product discussed or the secondary focus of such Detail.

1.65.	“Standard Sales Price” means, as reported by IMS (or ACNielsen in the case of over-the-counter products), the average sales price for the preceding Calendar Quarter for the Licensed Product or, in the case of a Combination Product, the average sales price for the applicable dosage strength of all marketed brands of the other therapeutically active ingredient(s).

1.66.	“Sublicense Agreement” means any agreement under which Licensee grants a sublicense, option or other right under the Licensed Technology to make, have made, use, sell, offer for sale, and import Licensed Products in the Territory solely as permitted in Section 6.3 (Sublicenses).

1.67.	“Sublicensee” means any Third Party that has entered into a Sublicense Agreement.

1.68.	“Subsequent Product Trademark” means the trademark owned by Licensee and approved for use with a Licensed Product by the FDA.

1.69.	“Target Indication” means [* * *].

1.70.	“Territory” means the U.S.

1.71.	“Third Party” means any entity other than POZEN, Licensee, or any of their respective Affiliates.

1.72.	“U.S.” means the United States of America and its territories and possessions.

1.73.	“U.S. Bankruptcy Code” means Title 11 of the United States Code.

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1.74.	“Valid Claim” means a claim of an issued, unexpired Patent or a bona fide Patent application filed in good faith by POZEN with the reasonable belief that any resulting Patent would be enforceable and valid, which Patent has not been revoked, held to be invalid or unenforceable by a final judgment of a court or other Governmental Authority of competent jurisdiction from which no appeal can be or is taken within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, post-grant review, inter-parties review or otherwise (a) that would be infringed (other than under Section 271(g) of 35 U.S.C.) by the offer for sale, sale, import or use of the applicable Licensed Product in the Territory (in the absence of the licenses granted herein) or (b) that would be literally infringed in the Territory by the Manufacture of the applicable Licensed Product by or on behalf of Licensee using the then-current manufacturing process (in the absence of the licenses granted herein); provided, however, that notwithstanding anything to the contrary in clause (b) above, in the event that (i) the only Valid Claim is a [* * *] claim (a “[* * *] Claim”) and (ii) [* * *] such [* * *] Claim, then, for purposes of clause (b) above, such [* * *] Claim shall not be deemed to be a Valid Claim; provided further, however, that any claim in a pending Patent application that does not issue as a patent claim within [* * *] years after the filing date of such application, shall not be a “Valid Claim” until such claim issues as a Patent claim.

1.75.	“Validation Batches” means Initial Products, which, for clarity shall include both doses, manufactured in connection with the validation of the manufacturing process for such products as required by Applicable Law or Regulatory Authority.

1.76.	Additional Definitions. A list of additional defined terms and the corresponding sections of this Agreement in which such terms are defined is attached hereto as Annex A.

2.	PRODUCT DEVELOPMENT

2.1.	Pre-Approval Development. Following the Effective Date and prior to NDA Approval, POZEN shall, subject to the provisions of this Section 2.1, conduct all Development and regulatory activities for the Initial Products up to and including approval of the NDA for the Initial Products, and, [* * *] associated therewith. All such Development shall be conducted in a good scientific manner and in compliance with all Applicable Laws. In furtherance of the foregoing, POZEN shall use Commercially Reasonable Efforts to conduct and/or supervise any additional Development activities that are a condition to NDA Approval for the Initial Products.

2.1.1.	Pre-Approval Development Budget. POZEN shall be responsible for all out-of-pocket expenses of such additional Development activities (the “Pre-Approval Budget”) that are equal to or less than US$[* * *]. If the Pre-Approval Budget is (1) reasonably determined by POZEN [* * *] or (2) reasonably determined by POZEN [* * *] but later changes and at the time of such change is reasonably determined by POZEN [* * *], then POZEN shall notify Licensee, and the Parties shall together determine in writing, promptly and in good faith, the amount of the Pre-Approval Budget that [* * *]. After the Parties have made such determination, Licensee shall, within sixty (60) days of such determination, either (a) terminate this Agreement pursuant to Section 13.6 or (b) subject to Section 2.1.2 below, continue this Agreement and pay any expenses incurred by POZEN in accordance with this Section 2.1 that [* * *]. If Licensee does not make an election pursuant to the preceding sentence within such sixty (60) day period, Licensee shall be deemed to have elected to continue this Agreement pursuant to clause (b) and pay any such expenses incurred by POZEN in accordance with this Section 2.1 that [* * *].

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2.1.2.	Later Changes to the Pre-Approval Budget. If (i) a later change results in the Pre-Approval Budget being reasonably determined by POZEN [* * *] as contemplated by clause (2) above, (ii) such change is not due to any failure by POZEN to use Commercially Reasonable Efforts to conduct and/or supervise Third Parties in the conduct of such additional Development Activities in accordance with the Pre-Approval Budget, and (iii) Licensee elects to terminate this Agreement pursuant to Section 13.6, then (x) Licensee shall bear the portion, if any, of such expenses that are (I) [* * *], (II) [* * *], and (III) within [* * *] percent ([* * *]%) above such prior determination of such expenses by POZEN, and (y) POZEN shall bear all other portions of such expenses (e.g., [* * *]). For example, if such determination of such expenses is $[* * *], such expenses later change and are expected to be US$[* * *], such change is not due to any failure by POZEN to use Commercially Reasonable Efforts to conduct and/or supervise Third Parties in the conduct of such additional Development Activities in accordance with the Pre-Approval Budget, and Licensee elects to terminate this Agreement pursuant to Section 13.6, then Licensee will bear the portion of such [* * *] expenses [* * *]. For clarity, if any such later change is due to any failure by POZEN to use Commercially Reasonable Efforts to conduct and/or supervise Third Parties in the conduct of such additional Development Activities in accordance with the Pre-Approval Budget, and Licensee terminates this Agreement pursuant to Section 13.6, then POZEN shall bear [* * *] expenses related to such additional Development activities. POZEN shall provide Licensee with [* * *] updates on the status of expenses incurred or accrued for Development activities conducted pursuant to this Section 2.1 and any deviations from the Pre-Approval Budget. POZEN shall promptly notify Licensee of any change in the Pre-Approval Budget that would cause POZEN to reasonably determine that the out-of-pocket expenses incurred by POZEN in connection with such Development activities will [* * *].

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2.2.	Post-Approval Commitments. Following NDA Approval, in the event that the FDA requires any Post-Approval Commitments, Licensee shall, subject to the provisions of this Section 2.2, use Commercially Reasonable Efforts to conduct such Post-Approval Commitments. Licensee and POZEN shall [* * *] any out-of-pocket expenses incurred in connection with such Post-Approval Commitments up to an aggregate amount of US$[* * *]. POZEN’s share of the expenses incurred in connection with such Post-Approval Commitments, which, for the avoidance of doubt, shall not in any case [* * *], shall be [* * *]; provided, that [* * *]; provided, further, [* * *]. If Licensee reasonably determines that the expenses of such Post-Approval Commitments will [* * *] then Licensee shall, within sixty (60) days of NDA Approval of the Initial Products either (a) terminate this Agreement pursuant to Section 13.7 hereof or (b) agree to pay when due all such expenses that are [* * *] in respect of such Post-Approval Commitment. Notwithstanding the foregoing, if Licensee cannot reasonably determine whether the costs of such Post-Approval Commitments will [* * *] at the time of receipt of the NDA Approval for the Initial Products, then Licensee will request a meeting with the FDA within thirty (30) days after NDA Approval of the Initial Products to finalize the scope, timing and extent of the Post-Approval Commitments (the “Post-Approval Meeting”), and Licensee’s right to terminate this Agreement under this Section 2.2 shall be extended until the earlier of (x) ten (10) days following the Post Approval Meeting, or (y) one hundred twenty (120) days following Licensee’s request to the FDA for the Post-Approval Meeting; provided if Licensee does not request a Post-Approval Meeting with the FDA within thirty (30) days of the NDA Approval for the Initial Products, then Licensee’s right to terminate this Agreement shall expire sixty (60) days following NDA Approval for the Initial Products. If Licensee does not make an election within sixty (60) days of the NDA Approval of the Initial Products, or if applicable, pursuant to the preceding sentence following the Post-Approval Meeting, Licensee shall be deemed to have elected to pay all such expenses [* * *] in expenses incurred in respect of such Post-Approval Commitment pursuant to clause (b). Licensee shall provide POZEN with quarterly updates on the status of such out-of-pocket expenses until such time as an aggregate amount of US$[* * *] of such expenses are incurred in connection with Post-Approval Commitments.

2.3.	Post Marketing Approval Transfer Development. Following the Regulatory Filing Transfer, Licensee shall have the sole right, but not the obligation, to engage in Development of the Licensed Products anywhere in the world solely for Commercialization of Licensed Products in the Territory; provided, however, that [* * *]. All costs incurred with respect to such elective Development of Initial Products shall be borne by Licensee. Subject to Section 2.2, the elective Development undertaken under this Section 2.3 shall in no event include any Post-Approval Commitment. Notwithstanding the foregoing, POZEN and its licensees (other than Licensee) may, solely for purposes of Commercialization outside the Territory, engage in Development of Licensed Products in the Territory, [* * *].

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2.4.	Certain Development Outside the Territory. Prior to the commencement of any clinical study with respect to any Licensed Product outside the Territory (an “Ex-Territory Study”), POZEN shall provide a high-level summary of the protocol(s) for such Ex-Territory Study to Licensee for Licensee’s review and comment. Neither POZEN, nor any of its Affiliates or its licensees (other than Licensee) shall [* * *], except for [* * *]. In any case, POZEN shall provide Licensee with the opportunity to comment [* * *], as the case may be, on the protocol(s) for any Ex-Territory Study as follows: (a) Licensee shall have the right to comment on [* * *], as applicable, any Ex-Territory Study for a period of fifteen (15) days after receipt of the applicable summary; (b) POZEN shall review and consider in good faith any such comments; (c) each such summary provided to Licensee under this Section 2.4 shall constitute Confidential Information of POZEN to the extent that the information provided in such summary satisfies the criteria set forth in Section 12.1, and Licensee shall not use such summary for any purpose other than for its review of the applicable Ex-Territory Study; and (d) if Licensee fails to notify POZEN of whether [* * *] or fails to deliver any comments to POZEN within the specified fifteen (15) day period, POZEN, or any of its Affiliates or its licensees shall be free to conduct, sponsor or support, independently or together with one or more Third Parties, such Ex-Territory Study. For clarity, [* * *].

2.5.
Certain Development Inside the Territory.  Prior to the commencement of any clinical study with respect to any Licensed Product inside the Territory (an “In-Territory Study”), Licensee shall provide a high-level summary of the protocol(s) for such In-Territory Study to POZEN for POZEN’s review and comment.  Neither Licensee nor any of its Affiliates or Sublicensees shall  [* * *], except for  [* * *].  In any case Licensee shall provide POZEN with the opportunity to comment on or  [* * *], as applicable, the protocol(s) for any In-Territory Study, as follows: (a) POZEN shall have the right to comment on or  [* * *], as applicable, any In-Territory Study for a period of fifteen (15) days after receipt of the applicable summary; (b) Licensee shall review and consider in good faith any such comments; (c) each such summary provided to POZEN under this Section 2.5 shall constitute Confidential Information of Licensee to the extent that the information provided in such summary satisfies the criteria set forth in Section 12.1, and POZEN shall not use such summary for any purpose other than for its review of the applicable In-Territory Study; and (d) if POZEN fails to notify Licensee of whether [* * *] or fails to deliver any comments to Licensee within the specified fifteen (15) day period, Licensee, or any of its Affiliates or its licensees  shall be free to conduct, sponsor or support, independently or together with one or more Third Parties, any In-Territory Study.  Notwithstanding the foregoing, [* * *].

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3.	MANUFACTURE OF LICENSED PRODUCTS

3.1.	Manufacture of Initial Products.

3.1.1.	Until the CMO Agreement is assigned to Licensee, POZEN shall be responsible [* * *] for conducting all NDA related CMC activities, including pre-validation and validation activities for the Initial Products and production of the Validation Batches. Licensee shall provide to POZEN written purchase orders for the [* * *] month supply of the Initial Products required for Commercial Launch, such quantity to be based upon the most recent product forecast provided to POZEN by Licensee (“Launch Quantities”), not later than ten (10) Business Days following the later of the (i) [* * *] or (ii) [* * *]. Within [* * *] Business Days after receipt from Licensee of any purchase orders regarding the Initial Products, POZEN shall submit purchase orders to the CMO containing all information provided by Licensee in its purchase orders. POZEN shall supply such Launch Quantities on such terms as POZEN purchases such Initial Products from the CMO; provided, however, that any orders for Launch Quantities placed in Calendar Year [* * *] for delivery in Calendar Year [* * *] shall be counted towards volumes of Initial Product ordered in Calendar Year [* * *] for purposes of determining the [* * *]. Licensee shall be required to purchase such Launch Quantities from POZEN to the extent that (a) they are manufactured in accordance with the terms of the CMO Agreement, including in accordance with Applicable Law, the NDA for the Initial Products, cGMP and Initial Product specifications, and (b) all such Launch Quantities [* * *] (the requirements set forth in subparagraph (b) being referred to herein as the “[* * *] Requirements” and the requirements set forth in subparagraphs (a) and (b) being collectively referred to herein as the “Eligibility Requirements”). Notwithstanding the foregoing, Licensee shall remain responsible for the costs under the CMO Agreement of Initial Products ordered by Licensee that do not meet the [* * *] Requirements to the extent (i) Licensee ordered the applicable dose of Launch Quantities [* * *], or (ii) Licensee waives in writing the [* * *] Requirements for such Launch Quantities ordered. Prior to assignment of the CMO Agreement to Licensee, POZEN will take no action that causes any Initial Products to not meet the Eligibility Requirements. POZEN may include all or a portion of Validation Batches in such Launch Quantities to the extent the Validation Batches satisfy the Eligibility Requirements. POZEN shall not permit the CMO to [* * *] in the Manufacture of any Initial Products to be supplied to Licensee, including any Initial Products to be Manufactured and delivered to Licensee after the assignment of the CMO Agreement. Licensee shall be responsible for any costs or fees under the CMO Agreement resulting from Licensee’s cancellation or delay of a purchase order for the Initial Products. Notwithstanding the foregoing, if such cancellation or delay was due to [* * *], Licensee shall not be responsible for any costs or fees related to the quantity of Licensed Products that were part of the Validation Batches (for clarification, Licensee shall remain responsible for all other costs or fees in the event of cancelling or delaying purchase orders for quantities of Licensed Product ordered in excess of the Validation Batches). POZEN shall invoice Licensee and Licensee shall make all payments to POZEN for the Launch Quantities under this Section 3.1.1 on such terms as are specified by POZEN in the applicable invoice to the extent necessary to permit POZEN to timely pay the CMO as required under the CMO Agreement. In furtherance of the foregoing, prior to assignment of the CMO Agreement to Licensee, POZEN will use Commercially Reasonable Efforts to oversee the CMO’s efforts to [* * *], as soon as reasonably practicable after the Effective Date.

3.1.2.	For any Launch Quantities ordered by Licensee pursuant to Section 3.1.1, POZEN through the CMO shall Manufacture and supply Launch Quantities to Licensee subject to and in accordance with the terms of the CMO Agreement, including any time schedules for the reservation of manufacturing slots, payment schedules, delivery terms, product warranties, and remedies. Licensee shall provide POZEN with any applicable forecast or purchase order in order for POZEN to comply with its forecasting and ordering obligations under the CMO Agreement at least ten (10) Business Days prior to the dates POZEN is required to provide such forecasts and purchase orders.

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3.1.3.	Upon POZEN’s assignment to Licensee of the CMO Agreement pursuant to Section 3.1.4, Licensee shall have sole responsibility for, and shall have the sole right to, Manufacture (or have Manufactured) Initial Products for sale in the Territory. In addition, if Licensee chooses to Develop and/or Commercialize other Licensed Products in the Territory, as between the Parties, Licensee shall be responsible for the Manufacture of such other Licensed Products at its expense either itself or through a Third Party contract manufacturing organization selected by Licensee.

3.1.4.	POZEN shall assign the CMO Agreement to Licensee within five (5) Business Days of achievement of Commercial Readiness. In connection with any such assignment, Licensee shall covenant in writing with the CMO to be bound by the terms of the CMO Agreement. Prior to assigning the CMO Agreement to Licensee, POZEN shall use its Commercially Reasonable Efforts (at its sole cost and expense) to obtain for Licensee substantially all of the practical benefit of the CMO Agreement, including by (a) entering into appropriate and reasonable alternative arrangements on terms mutually and reasonably agreeable to POZEN and Licensee and (b) subject to the consent and control of Licensee, enforcement of any and all rights of POZEN against the CMO thereto arising out of the breach or cancellation thereof by the CMO.

3.1.5.	POZEN and Licensee shall use Commercially Reasonable Efforts to achieve the transfer of responsibility for the Manufacture of the Initial Products beginning upon the Effective Date and for a period of [* * *] days following the assignment of the CMO Agreement to Licensee. In order to facilitate such Manufacturing transfer (i) Licensee will, at its sole cost and expense, provide competent pharmaceutical manufacturing employees to reasonably participate in the production of the Validation Batches and the Launch Quantities, including, without limitation, to be present at the CMO for the production of the Validation Batches and review and comment on the validation reports, and (ii) immediately following the Effective Date and until the effective date of the assignment of the CMO Agreement to Licensee, Licensee and POZEN will commence regular consultations and information exchange with respect to manufacturing and technical matters relating to the Manufacture of the Initial Products. To implement such consultation and information exchange, POZEN shall, and shall direct its Affiliates and the CMO to promptly provide such assistance as Licensee may reasonably request and that is reasonably necessary to facilitate the transfer of the Licensed Know-How comprising or relating to the Manufacturing process for the Initial Products to Licensee or any Affiliate or Third Party it designates including by making available to Licensee, its Affiliates, or its Third Party designee, all Licensed Know-How, including any and all documentation constituting Initial Product specifications, supplier qualifications, work instructions, control methods, standard operating procedures and other material relating to the Manufacturing process requested by Licensee to facilitate the Manufacturing Technology Transfer. POZEN shall also make reasonably available its key pharmaceutical manufacturing employees at Licensee’s request for purposes of consulting with Licensee regarding the Manufacture of the Initial Products at no cost, but with reimbursement by Licensee of any reasonable and documented out-of-pocket travel, hotel and meal expenses incurred by such employees in providing such consultation services. For a period beginning on the effective date of the assignment of the CMO Agreement to Licensee and continuing for a period of [* * *] days thereafter, if Licensee requires additional hours of consultation with respect to Manufacturing, POZEN shall make such key pharmaceutical manufacturing employees available to Licensee at a cost of $ [* * *] per hour for each hour spent by such POZEN employees plus reimbursement by Licensee of any reasonable and documented out-of-pocket travel, hotel and meal expenses incurred by such employees in providing such consultation services. POZEN shall retain or replace employees and/or contractors necessary to effect such transfer and provide such services for the time periods contemplated under this Section 3.1.5.

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3.1.6.	POZEN shall immediately notify Licensee of any events relating to the Manufacture of the Initial Products which become known to POZEN and that reasonably can be expected to cause a material delay in the Manufacture of the Launch Quantities.

3.2.	Capital Expenditure Agreement.

3.2.1.	Prior to the assignment of the CMO Agreement, POZEN shall purchase the equipment listed on Exhibit I to this Agreement. Concurrently with the assignment of the CMO Agreement to Licensee, POZEN agrees to assign all of its right, title and interest in and to such equipment listed on Exhibit I designated as being owned by Pozen along with any other equipment that POZEN has purchased pursuant to the Capital Expenditure Agreement prior to such assignment and, to the extent, transferrable, any warranties in POZEN’s physical possession in respect of such equipment. In connection with such assignment, POZEN shall execute a bill of sale, substantially in the form attached hereto as Exhibit H.

4.	REGULATORY AND QUALITY ASSURANCE MATTERS

4.1.	Preparation and Filing of Marketing Approvals.

4.1.1.	NDA Filing by POZEN. POZEN shall be responsible for the preparation and filing of the NDA for the Initial Products, and shall transfer ownership of all Regulatory Filings, including the NDA and the IND for the Initial Products, to Licensee in accordance with Section 4.1.2 (the “Regulatory Filing Transfer”). Upon the NDA Approval of the Initial Products, all right title and interest in the NDA and the IND for the Initial Products shall be the property of Licensee. POZEN shall, at its expense, transfer to Licensee in electronic format the then current NDA and IND for the Initial Products (i) promptly (but in any case within [* * *] days after the Effective Date) and, (ii) if any changes, supplements or amendments have been made as of the date of the Regulatory Filing Transfer, POZEN shall transfer such changes, supplements or amendments in electronic format prior to Regulatory Filing Transfer.

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4.1.2.	Transfer of Regulatory Filings by POZEN. Within [* * *] days following the NDA Approval for the Initial Products, POZEN shall deliver to FDA, copying Licensee, an executed letter transferring the NDA and the IND for the Initial Products from POZEN to Licensee (the “Regulatory Filing Transfer Letter”). POZEN and Licensee shall reasonably cooperate with one another in any necessary or desirable communication with FDA concerning the Regulatory Filing Transfer. If POZEN has not delivered the Regulatory Filing Transfer Letter to the FDA within [* * *] days following the NDA Approval for the Initial Products, unless such failure to deliver is caused by any action or inaction of Licensee, then Licensee may delay payment of the NDA Approval Payment by [* * *].

4.1.3.	Transfer of Regulatory Know-How. Within ten (10) days of the Effective Date, Licensee shall assign competent regulatory employees to reasonably participate in the transfer of regulatory Know-How contemplated under this Section 4.1.3. Within ten (10) days following the Effective Date, POZEN shall deliver to Licensee electronic copies of documents containing all material Know-How relating to the Regulatory Filings; provided that if electronic copies of such documents are not available, POZEN shall deliver hard copies of such documents to Licensee at POZEN’s expense. During the period beginning [* * *] days after the Effective Date and up to Regulatory Approval Transfer, POZEN agrees to hold [* * *] telephone conferences with Licensee’s regulatory employees to provide such employees updates on the status of Development and FDA’s review of the NDA for the Initial Products. Any additional Know-How transfer shall occur at a meeting or meetings between POZEN and Licensee to be held beginning upon the date of Regulatory Approval Transfer and continuing thereafter for a period of [* * *] days, or in such other manner as mutually agreed to by the Parties, pursuant to which Licensee shall have the ability to ask questions and seek further clarification with respect to such Know-How transfer. Such meetings may be held by means of telecommunication (telephone, video, or web conferences). For a period of thirty (30) days following the such forty-five (45) day period after the NDA Approval, POZEN shall make its key regulatory employees available to Licensee for consultation services at a cost of $ [* * *] per hour for each hour spent by such POZEN employees plus reimbursement by Licensee for any reasonable and documented out-of-pocket travel, hotel and meal expenses incurred by such employee in providing such consultation services. Notwithstanding the foregoing, if FDA requires any Post-Approval Commitments in connection with the Initial Products, the Parties shall, acting in good faith, determine an additional period of time that POZEN will provide additional assistance to Licensee at POZEN’s expense. POZEN shall retain or replace employees and/or contractors necessary to effect such transfer and provide such services for the time periods contemplated under this Section 4.1.

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4.1.4.	Interactions with Regulatory Authorities.

(a)	Prior to the Regulatory Filing Transfer, POZEN shall serve as the lead party for all interactions with the FDA concerning the Initial Products. POZEN shall be responsible for the preparation of the Regulatory Filings for the Initial Products, and for communicating with the FDA regarding the NDA for the Initial Products and such other Regulatory Filings. POZEN shall keep Licensee informed of the status of the preparation of all Regulatory Filings concerning the Initial Products and the review of such filings by the FDA, and provide to Licensee copies of any written communications received from the FDA concerning the Initial Products within [* * *] Business Day of receiving such communications. POZEN shall provide any written communications prepared with respect to the NDA for the Initial Products, any other Regulatory Filings or any other written communications with any Regulatory Authority that it prepares with respect to the Initial Products to Licensee at least [* * *] Business Days prior to the date on which such written communications would be due to such Regulatory Authority, or such shorter period that corresponds to the response time specified by FDA. Licensee shall have the right to (i) review, comment on and approve any such written communications prepared by POZEN with respect to the Regulatory Filings or any other written communications with any Regulatory Authority with respect to the Initial Products that concern or relate to [* * *], and (ii) with respect to any other written communication not described in clause (i) above, review and comment on any such written communications prepared by POZEN with respect to the Regulatory Filings or any other written communications with any Regulatory Authority with respect to the Initial Products. POZEN shall not send any written communications described in clause (i) in the immediately preceding sentence to any Regulatory Authority without Licensee’s prior approval, provided that if Licensee does not respond within the response time specified above, approval shall be deemed granted. Without limiting the generality of the foregoing, to facilitate the process above, POZEN agrees to include a regulatory professional designated by Licensee in POZEN’s internal review process for regulatory communications.

(b)	Upon the Regulatory Filing Transfer, Licensee shall be responsible for all Regulatory Filings, interactions and communications regarding the Initial Products and/or the NDA for the Initial Products with the FDA.

(c)	Prior to the Regulatory Filing Transfer, POZEN shall request that the FDA allow a reasonable number of Licensee’s representatives to attend and, to the extent permitted under Applicable Law, participate in all meetings and telephone conferences between POZEN and the FDA in respect of the Initial Products. POZEN shall inform Licensee of any such meetings and telephone conferences scheduled with the FDA in respect of the Initial Products as soon as practically possible. Each Party shall bear its own expenses in attending or otherwise participating in any meetings and conferences pursuant to this Section 4.1.4(c).

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(d)	If Licensee elects to pursue Development of any other Licensed Products, Licensee shall be responsible for all interactions and communications regarding such other Licensed Products in the Territory, including the preparation and submission of all Regulatory Filings.

4.1.5.	Other Licensed Products. With respect to the Licensed Products, other than the Initial Products, Licensee shall have the sole right, but not the obligation, to Develop, seek Marketing Approval, Manufacture and Commercialize such Licensed Products in the Territory during the Term. Notwithstanding the foregoing, POZEN and its licensees (other than Licensee) may, solely for purposes of Commercialization outside the Territory, (i) engage in Development of Licensed Products in the Territory, but may not [* * *] and (ii) Manufacture Licensed Products in the Territory.

4.1.6.	Regulatory Obligations during Commercialization. Licensee shall own and shall use its Commercially Reasonable Efforts to maintain all Regulatory Filings and Marketing Approvals for the Initial Products following POZEN’s transfer of such filings and approvals pursuant to Section 4.1.2, together with any other Licensed Products approved in the Territory during the Term.

4.1.7.	Annual Reports. POZEN shall prepare and provide Licensee with the IND annual report required to be filed with respect to the Initial Products no later than [* * *] calendar days prior to [* * *] (or for such other reporting periods in the event NDA Approval for the Initial Products is delayed), which annual report shall be complete and in compliance with all Applicable Laws solely with respect to POZEN’s activities during the relevant reporting period. POZEN shall provide Licensee with such IND annual report filing at least [* * *] days prior to date on which such annual report is required to be submitted by Licensee to the FDA. Licensee shall prepare and submit all other annual reports required to be filed with respect to the Initial Products after the Regulatory Filing Transfer. Licensee shall provide POZEN with a copy of any such annual report filings.

4.2.	Inspections by Regulatory Authorities.

4.2.1.	POZEN shall notify Licensee within [* * *] following notice from any Regulatory Authority or the CMO of a visit to any POZEN facility or any facility of a Third Party contractor of POZEN wherein the Development or Manufacture of the Initial Products is conducted. A representative of Licensee (or its Third Party contractor reasonably acceptable to POZEN) shall have the right to be present as an observer at any announced visits to POZEN’s facility and the facilities of Third Party contractors (to the extent POZEN is entitled to attend such visits) by any Regulatory Authority relating to the Development of the Initial Products.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2.2.	POZEN shall send to Licensee copies of notifications from any Regulatory Authority (including any Form No. 483 notification, Enforcement Inspection Reports, Notice of Adverse Finding, etc.) within [* * *] Business Days of POZEN’s receipt of such notifications, whether received from a Regulatory Authority or from the CMO. Licensee shall treat all information subject to review under this Section 4.2.2 (Inspections) in accordance with the provisions of Section 12 (Confidentiality) and shall cause any Third Party auditor retained by Licensee (and reasonably acceptable to POZEN) to enter into a confidentiality agreement reasonably acceptable to Licensee with POZEN obligating such auditor to maintain all such information in confidence pursuant to such confidentiality agreement.

4.3.	Right of Reference.

4.3.1.	POZEN hereby grants Licensee and its Affiliates and Sublicensees a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any successor law) to, and a right to copy, access and otherwise use all information and data included in, any regulatory filing, Marketing Approval, marketing authorization, drug master file or other regulatory documentation Controlled by POZEN or any of its Affiliates that relates to any Licensed Product inside or outside the Territory, to the extent necessary or useful for Licensee to obtain, maintain, supplement or amend any IND, NDA or Marketing Approval for a Licensed Product inside the Territory, and POZEN shall provide a signed statement to this effect, if required by Licensee, in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor law).

4.3.2.	Licensee hereby grants POZEN and its Affiliates and its licensees of any Licensed Product outside the Territory a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any successor law), to, and a right to copy, access and otherwise use all information and data included in the following: (i) the NDA [* * *] and (ii) any regulatory filing, NDA Approval, drug master file or other regulatory documentation owned or Controlled by Licensee or its Affiliates that relates to the manufacture of any Licensed Product within the Territory, to the extent necessary or useful for POZEN or any POZEN licensee of any Licensed Product outside the Territory to obtain regulatory approval for a Licensed Product outside the Territory, and Licensee shall provide a signed statement to this effect, if required by POZEN, in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor law). Notwithstanding the foregoing, solely with respect to the “Right of Reference” under clause (ii) above, such “Right of Reference” does not [* * *]. If POZEN requests a “Right of Reference” for [* * *], the Parties agree to [* * *] amend this Section 4.3.2 to provide POZEN with such “Right of Reference.” In addition, upon request of POZEN or its licensees, Licensee shall obtain and provide to the requesting party certificates or other formal or official attestations concerning the regulatory status of the Licensed Products in the Territory (e.g., Certificates of Free Sale, Certificates for Export, Certificates to Foreign Governments); provided that (a) POZEN shall provide to Licensee any such certificates or other formal or official attestations complete with all necessary information and (b) POZEN shall be responsible for [* * *], which [* * *] shall be [* * *] within [* * *] Business Days of POZEN receiving an [* * *] from Licensee. In no event shall Licensee have any responsibility for obtaining or maintaining Marketing Approvals outside of the Territory.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4.	Records. Each Party shall retain all records relating to the Development, Manufacture or Commercialization of Licensed Products under this Agreement as required to be maintained by Applicable Law.

4.5.	OPDP. Following receipt of NDA Approval of the Initial Products, Licensee shall have the sole right and responsibility for making submissions to and interfacing, corresponding and meeting with OPDP with respect to the marketing and promotion of Licensed Products in the Territory. In the event that POZEN or its Affiliates receives any written or electronic communications from OPDP with respect to a Licensed Product in the Territory, it shall promptly provide Licensee with copies of such communications within five (5) Business Days of receipt thereof. Prior to receipt of NDA Approval of the Initial Products, POZEN shall not make any submission to, or interface or correspond with OPDP with respect to the Licensed Products without Licensee’s prior written consent. Prior to the Regulatory Filing Transfer, Licensee may provide POZEN with submissions intended for OPDP in final form and request that POZEN make such submissions to OPDP, and POZEN shall comply with such requests.

5.	COMMERCIALIZATION

5.1.	Responsibility for Commercialization. Licensee shall be solely responsible for Commercializing the Licensed Products in the Territory during the Term and shall have the sole right to perform all activities in connection with Commercializing the Licensed Products in the Territory during the Term, which activities may include invoicing and booking sales, establishing all terms of sale (including pricing and discounts), warehousing, distributing Licensed Products and any other Commercialization activities, in each case with respect to the Licensed Products in the Territory.

5.2.	Transfer of Commercialization Know-How. Within ten (10) days following the Effective Date, POZEN shall deliver to Licensee electronic copies of documents containing market research reports, market preparation activities, and all other material commercial Know-How relating to Commercialization of the Initial Products in the Territory; provided that if electronic copies of such documents are not available, POZEN shall deliver hard copies of such documents at POZEN’s expense. Further Know-How transfer shall occur at a meeting or meetings between POZEN and Licensee to be held within [* * *] days following such document transfer, or in such other manner as mutually agreed to by the Parties. Such meetings may be held by means of telecommunication (telephone, video, or web conferences). POZEN shall retain or replace employees and/or contractors necessary to effect such transfer and provide such services for the time periods contemplated under this Section 5.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.3.	Information Exchange.

5.3.1.	Quarterly Update Report. During the period from the Effective Date to [* * *] months after Commercial Launch, Licensee shall provide POZEN with Quarterly Update Reports substantially consistent with the Quarterly Update Report Outline attached hereto as Exhibit A.

5.3.2.	Licensed Product Improvements. Licensee shall disclose in writing to POZEN any Licensed Product Improvements conceived or generated in a given Calendar Year in the Quarterly Update Report for the final Calendar Quarter of such Calendar Year. Upon the expiration or termination of Licensee’s obligation to deliver Quarterly Update Reports under Section 5.3.1, Licensee shall continue to deliver such written disclosures of Licensed Product Improvements to POZEN during the final Calendar Quarter of each Calendar Year.

5.3.3.	Business Plan. For the period beginning on the Calendar Year starting after the Effective Date and ending upon the earlier of (a) [* * *] or (b) [* * *], Licensee shall provide POZEN with a Business Plan no later than January 31st of the Calendar Year with respect to which such plan was prepared.

5.3.4.	Quarterly Meetings. During the period from the Effective Date to [* * *] months after Commercial Launch, the Parties shall cause their appropriate employees to attend at least one meeting per Calendar Quarter, the exact date of which shall be mutually agreed to by the Parties. Meetings may be held by means of telecommunication (telephone, video, or web conferences). During such meeting, Licensee shall provide to POZEN all relevant updates pertaining to the items listed under the Quarterly Update Report Outline attached hereto as Exhibit A. Each Party will be responsible for expenses incurred by its employees in attending or otherwise participating in the meetings.

5.4.	Commercially Reasonable Efforts.

5.4.1.	General Obligations. Following the grant of Marketing Approval for the Initial Products in the Territory, Licensee shall use Commercially Reasonable Efforts to Commercialize the Initial Products in the Territory; provided that [* * *]. Licensee shall use its Commercially Reasonable Efforts to undertake the Commercial Launch of the Initial Products within [* * *] months of Commercial Readiness.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.4.2.	Minimum A&P Expenses; Initial Launch Period Minimum PDE Requirement.

(a)	During the [* * *] month period commencing on Commercial Launch (the “Initial Launch Period”), Licensee's expenditures for A&P Expenses in the Territory shall be a minimum of US$ [* * *].

(b)	During the Initial Launch Period, Licensee shall perform at least [* * *] PDEs, [* * *], for the Licensed Products in the Territory.

(c)	Licensee shall be relieved of its obligations under Sections 5.4.2(a) and 5.4.2(b), (i) upon [* * *], (ii) in the event [* * *] or (iii) [* * *].

5.4.3.	Minimum Marketing Expenses After Initial Launch Period.

(a)	During the [* * *] month period commencing after the Initial Launch Period, Licensee shall spend an amount equal to or greater than [* * *] on A&P Expenses for the Licensed Products in the Territory. For purposes of this Section 5.4.3, [* * *].

(b)	During the [* * *] month period commencing after the Initial Launch Period, Licensee shall perform at least [* * *] PDEs for the Licensed Product in the Territory.

(c)	Licensee shall be relieved of the obligations under Sections 5.4.3(a) and 5.4.3(b), (i) upon [* * *], (ii) in the event [* * *] or (iii) [* * *].

5.4.4.	Buy-Back and Buy-Out Options.

(a)	In the event the amount of Net Sales for the Licensed Products is less than US$[* * *] for the [* * *] period beginning on the first day of the [* * *] month following date of First Commercial Sale and ending on the last day of the [* * *] month following the date of First Commercial Sale (for clarity, this period shall cover the sales for the [* * *]), then POZEN may provide Licensee with written notification (the “Buy-Back Notice”), within ninety (90) days of receiving the sales report for such period, that it is considering exercising its option to re-acquire from Licensee all rights to the Licensed Products in the Territory (the “Buy-Back Option”). POZEN’s failure to deliver the Buy-Back Notice to Licensee pursuant to this subsection (a) shall be deemed an irrevocable waiver of the Buy-Back Option.

(b)	Upon Licensee’s receipt of the Buy-Back Notice, the Parties shall select a Third Party financial or strategic advisor with expertise in the valuation and acquisition of pharmaceutical products and acceptable to Licensee and POZEN (the “Valuation Expert”). The Valuation Expert shall be charged with determining the FMV of the rights and interests in and to the Licensed Products, Licensee’s Remaining Interest, and POZEN’s Remaining Interest (all as defined below) and providing a report detailing its methods, data, and findings (the “Valuation Report”) to both Parties.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)	If POZEN desires to exercise the Buy-Back Option, it shall provide Licensee with a written notice thereof (the “POZEN Exercise Notice”) within [* * *] months after receipt of the Valuation Report. The POZEN Exercise Notice shall evidence POZEN’s irrevocable obligation to exercise its Buy-Back Option (subject to Licensee’s right to execute its Buy-Out Option, as defined below).

(d)	Within [* * *] days after receipt of the POZEN Exercise Notice, Licensee shall provide POZEN with a written notice (the “Licensee Exercise Notice”) if it desires to buy out POZEN’s Remaining Interest (the “Buy-Out Option”). Failure to provide written notice of the option exercise by either Party to the other Party pursuant to this subsection (d) shall be deemed an irrevocable waiver of the Buy-Back Option or the Buy-Out Option, as the case may be.

(e)	If POZEN exercises the Buy-Back Option and Licensee does not exercise the Buy-Out Option, POZEN shall pay to Licensee an amount equal to [* * *] percent ([* * *]%) of Licensee’s Remaining Interest in immediately available funds, which payment shall be made on a date to be agreed by the Parties, but which date, shall in no event be later than [* * *] days after the earlier of (i) Licensee’s delivery of notice that it shall not exercise its Buy-Out Option or (ii) the expiration of the [* * *] day period in which Licensee would be entitled to exercise its Buy-Out Option. After completion of the actions contemplated by Sections [* * *], POZEN shall pay to Licensee an amount corresponding to [* * *] percent ([* * *]%) of Licensee’s Remaining Interest in immediately available funds, which payment shall be made on a date to be agreed by the Parties, but which date, shall in no event be later than [* * *] days after completion of the actions contemplated by Sections [* * *]. After such payments are received by Licensee, this Agreement shall terminate pursuant to Section 13.8.

(f)	If Licensee exercises its Buy-Out Option, the Parties shall select a location and a closing date, which closing date shall not be earlier than [* * *] days, nor later than [* * *] days, from Licensee’s delivery of the Licensee Exercise Notice. At such closing, Licensee shall pay to POZEN an amount equal to [* * *] percent ([* * *]%) of POZEN’s Remaining Interest in immediately available funds. Within [* * *] days of making of such payment, POZEN shall transfer to Licensee all of its rights, title and interest to all documents, data, materials or other items related to the Licensed Products (other than the Licensed Technology) free and clear of all encumbrances and liens pursuant to a bill of sale and such other documentation as is necessary to effect the transfer contemplated herein (the “Buy Out Transfer”). After the completion of the Buy Out Transfer, Licensee shall pay to POZEN an amount equal to the remaining [* * *] percent ([* * *]%) of POZEN’s Remaining Interest in immediately available funds, which payment shall be made on a date to be agreed by the Parties, but which date shall in no event be later than [* * *] days after completion of such transfer. After such payments are made by Licensee, (i) this Agreement shall expire in accordance with Section 13.1(b) and 13.11.1(b) and (ii) no further payment to POZEN shall be due from Licensee under this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g)	The full expense of the Valuation Expert shall be borne by POZEN if POZEN does not exercise the Buy-Back Option, or shall be borne equally by the Parties if the Buy-Back Option or the Buy-Out Option is exercised by the applicable Party.

(h)	Definitions.

i.	“FMV” means the value that a Third Party could reasonably be expected to pay, in an arm’s length transaction (assuming that [* * *]), for all rights and related intellectual property assets which relate to the Licensed Products under this Agreement in the Territory, determined by the Valuation Expert on the basis of a comprehensive and objective valuation based on market and other conditions prevailing at such time and projected sales and costs relating to the Licensed Products in the Territory at the time of the valuation, and taking into consideration the potential impact of events that are reasonably likely to occur in the foreseeable future (but excluding [* * *]).

ii.	“Licensee’s Remaining Interest” means Licensee’s interest under this Agreement in the FMV of the Licensed Products in the Territory calculated as the difference of the FMV less POZEN’s Remaining Interest.

iii.	“POZEN’s Remaining Interest” means the discounted future cash flows of the royalties expected to be due to POZEN under this Agreement based on the future Net Sales (using the same projected sales and discount rate as determined by the Valuation Expert).

iv.	In addition, in determining (i) POZEN’s Remaining Interest, the Valuation Expert shall [* * *], and (ii) Licensee’s Remaining Interest or POZEN’s Remaining Interest, as applicable, the Valuation Expert shall take into account any remaining obligations owing and reasonably expected to be owed by one Party to the other under Section 8.7.3 for sales of Licensed Product in the Territory during the Term.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5.	Trademarks; Promotional Materials.

5.5.1.	Trademark Assignment. POZEN has applied to register the Initial Products Trademark in its own name in the United States. Upon receiving written confirmation from Licensee of its intent to use the Initial Products Trademark in connection with Commercialization of the Initial Products in the Territory, POZEN shall assign the Initial Products Trademark to Licensee pursuant to the Trademark Assignment Agreement attached hereto as Exhibit C. If at any time subsequent to such assignment Licensee no longer uses the Initial Products Trademark in connection with Commercialization of a Licensed Product in the Territory, Licensee shall promptly notify POZEN. Licensee further agrees that after receipt of such notice by POZEN, upon POZEN’s election, Licensee shall assign the Initial Products Trademark back to POZEN pursuant to an agreement substantially similar to the Trademark Assignment Agreement attached hereto as Exhibit C.

5.5.2.	Product Trademark. Subject to Section 5.5.1, Licensee shall have the sole right to select the trademarks to be used with respect to the Commercialization of the Licensed Products in the Territory. If Licensee does not intend to use the Initial Products Trademark in connection with Commercialization of the Initial Products in the Territory or if no trademark has been approved for the Initial Products, then Licensee shall provide to POZEN a proposed trademark for use in connection with such Commercialization along with all other documentation required for submissions of such trademark to the FDA no later than [* * *], and POZEN shall then submit such trademark to the FDA for approval.

5.5.3.	POZEN House Marks. The packaging, Promotional Materials and Product Labeling for Licensed Products shall carry the POZEN House Marks only if and to the extent required by Applicable Law.

5.5.4.	Reservation of Rights. POZEN reserves all rights in the POZEN House Marks not expressly granted to Licensee in this Agreement. Licensee acknowledges POZEN’s exclusive right, title and interest in and to the POZEN House Marks and acknowledges that nothing herein shall be construed to accord to Licensee any rights in such trademarks except as expressly provided herein. Licensee further acknowledges that its use of the POZEN House Marks shall not create in Licensee any right, title or interest in such trademarks, and that all use of such trademarks and the goodwill generated thereby shall inure solely to the benefit of POZEN. Licensee agrees not to use or file any application to register any trademark or trade name that is confusingly similar to any POZEN House Mark.

5.5.5.	Promotional Materials. Licensee shall own all right, title and interest in and to any Promotional Materials created by or on behalf of Licensee (or its Affiliates) relating to Licensed Product, subject to Section 5.5.4 above.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5.6.	Medical Affairs; Assistance. Subject to POZEN’s obligation to provide certain training and assistance pursuant to this Section 5.5.6, Licensee shall be solely responsible for providing appropriate responses to medical inquiries about the Licensed Product in the Territory. Within ten (10) days following the Effective Date, POZEN shall deliver to Licensee electronic copies of documents containing material Know-How relating to medical affairs with respect to the Initial Products in the Territory; provided that if electronic copies of such documents are not available, POZEN shall deliver hard copies to Licensee at POZEN’s expense. Any additional Know-How transfer shall occur at a meeting or meetings between POZEN and Licensee to be held beginning upon the Effective Date and until the date of NDA Approval, or in such other manner as mutually agreed to by the Parties, pursuant to which Licensee shall have the ability to ask questions and seek further clarification with respect to such Know-How transfer. Such meetings may be held by means of telecommunication (telephone, video, or web conferences). For [* * *] days following the date of NDA Approval, POZEN shall make its key medical affairs employees available to Licensee for consultation services at a cost of $[* * *] per hour for each hour spent by such POZEN employees plus reimbursement by Licensee for any reasonable and documented out-of-pocket travel, hotel and meal expenses incurred by such employee in providing such consultation services. POZEN shall retain or replace employees and/or contractors necessary to effect such transfer and provide such services for the time periods contemplated under this Section 5.5.6.

6.	LICENSES

6.1.	License Grants.

6.1.1.	Development and Commercialization of Licensed Technology. Subject to the terms and conditions of this Agreement, POZEN hereby grants to Licensee (i) an exclusive royalty-bearing license under the Licensed Technology, and POZEN’s interest in the Joint Patents and the Joint Inventions, with the right to grant sublicenses as described in Section 6.3 (Sublicenses), to use, sell, offer for sale, and import (including Commercialization) Licensed Products in the Territory, subject to Section 6.4 and (ii) an exclusive, royalty-bearing license under the Licensed Technology, and POZEN’s interest in the Joint Patents and the Joint Inventions, with the right to grant sublicenses as described in Section 6.3 (Sublicenses), to Develop the Licensed Products anywhere in the world solely for Commercialization in the Territory pursuant to this Agreement; provided, however, that such exclusive license grant under this clause (ii) shall not entitle Licensee to [* * *]; and provided, further, that such exclusive license grant under this clause (ii) shall not preclude or limit in any way POZEN from, directly or indirectly Developing Licensed Products, or licensing or otherwise permitting one or more Third Parties to Develop or use Licensed Products anywhere in the world for any purpose other than Commercializing Licensed Products in the Territory ([* * *]).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.1.2.	Manufacture of Licensed Technology. Subject to the terms and conditions of this Agreement, POZEN hereby grants to Licensee an exclusive, royalty-bearing license under the Licensed Technology, POZEN’s interest in the Joint Patents and the Joint Inventions, with the right to grant sublicenses as described in Section 6.3 (Sublicenses), to make or have made (including Manufacturing) the Licensed Products anywhere in the world solely for Commercialization in the Territory pursuant to this Agreement, which exclusive license, for the sake of clarity shall not preclude or limit in any way POZEN from, directly or indirectly making, having made or using Licensed Products, or licensing or otherwise permitting one or more Third Parties to make, have made or use Licensed Products anywhere in the world for any purpose other than Commercializing Licensed Products in the Territory.

6.1.3.	Licensed Trademarks. Subject to the terms and conditions set forth in this Agreement, POZEN hereby grants to Licensee and its Sublicensees a non-exclusive, royalty-free license to use the POZEN House Marks in connection with the Commercialization of Licensed Products in the Territory.

6.1.4.	Marketing Approvals. Subject to the terms and conditions set forth in this Agreement, POZEN hereby grants to Licensee, a co-exclusive, royalty-free license and “Right of Reference” as that term is defined in 21 C.F.R §314.3(b) in the Territory, with the right to grant sublicenses (solely in accordance with Section 6.3), under POZEN’s and its Affiliates’ rights, title and interests in and to the NDA for the Initial Products and all other Regulatory Filings in respect of the Initial Products, to Develop, Manufacture and Commercialize in the Territory as permitted under this Agreement, which co-exclusive license and right shall automatically become an exclusive (including with regard to POZEN and its Affiliates but subject to POZEN’s “Right of Reference” in Section 4.3.2) right and license thereunder, to the extent the NDA for the Initial Products and such other Regulatory Filings are not assigned pursuant to Section 4.1.2, upon NDA Approval of the Initial Products. POZEN shall provide a signed statement to this effect if required by Licensee, in accordance with 21 C.F.R §314.50(g)(3). The licenses granted under this Section 6.1.4 shall terminate upon the effectiveness of the Regulatory Filing Transfer.

6.2.	Option. Upon receiving written request from [* * *] (but not more than [* * *] times during the Term) and subject to the Parties reaching agreement on [* * *], Licensee and POZEN shall negotiate in good faith terms of a [* * *]; provided such negotiations shall not exceed [* * *] consecutive days unless agreed to by the Parties.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.3.	Sublicenses. Prior to the [* * *] anniversary of the Effective Date, Licensee may grant sublicenses, through multiple tiers of Sublicensees, under the license granted to Licensee in Section 6.1 (i) to Affiliates to Develop, Manufacture and Commercialize Licensed Products and (ii) to Third Party contractors engaged in the Development, Manufacture or Commercialization of Licensed Products on behalf of Licensee solely to assist Licensee to perform its obligations under this Agreement. In addition, on or after the [* * *] anniversary of the Effective Date, Licensee may grant sublicenses, through multiple tiers of Sublicensees, under the license granted to Licensee in Section 6.1 to Third Parties to Manufacture, Develop and Commercialize Licensed Products and Licensee’s right to grant sublicenses shall not be restricted. For the avoidance of doubt, nothing in this Section 6.3 limits the right of Licensee to sell Licensed Products through any distributors or sub-distributors of its choice in carrying out its Commercialization activities under this Agreement. Licensee shall inform POZEN in writing of each sublicense granted pursuant to this Section 6.3. Licensee shall remain liable for the performance of its obligations under this Agreement, and any actions of a Sublicensee shall be considered actions of Licensee, and any act or omission of a Sublicensee that would be a breach of this Agreement if such act or omission had been taken or made by Licensee, shall be deemed a breach of this Agreement by Licensee. Subject to the restrictions set forth in this Section 6.3, any Third Party that has been appointed as a Sublicensee shall be entitled to all of the rights, and be subject to all of the obligations, under this Agreement which are applicable to Sublicensees. Notwithstanding anything to the contrary in this Agreement, Licensee shall not be obligated to obtain any right, title or interest to any Inventions, Joint Inventions or Licensed Product Improvements developed or conceived by or with any of its Sublicensees from any such Sublicensee to satisfy any obligation to POZEN under this Agreement.

6.4.	Reservation of Rights; No Implied Licenses. POZEN retains the rights under the Licensed Technology to the extent necessary to perform its obligations under this Agreement. In addition, and notwithstanding the licenses granted to Licensee under Section 6.1, but subject to Section 2.4, POZEN retains the rights under the Licensed Technology to make, have made or use Licensed Products in the Territory for use or sale outside the Territory. Except for the rights specifically granted in this Agreement, POZEN reserves all rights to the Licensed Technology licensed to Licensee hereunder. No implied licenses are granted by either Party under this Agreement

6.5.	Restrictive Covenant. Notwithstanding anything under this Agreement to the contrary, as between Licensee and POZEN and subject to the license granted herein, POZEN shall continue to exclusively own all rights, title and interest under and to all Licensed Technology, including, without limitation, any data included in the IND and the NDA for the Initial Products. Licensee hereby covenants and agrees not to use any Licensed Technology, nor grant any Third Party any license or right under any Licensed Technology, other than as expressly permitted in this Agreement.

6.6.	POZEN Non-Competition Obligation. During the Term, POZEN shall not, shall cause its Affiliates not to, and shall not license or otherwise transfer or assign rights to any Third Party to, directly or indirectly, Commercialize in the Territory any Licensed Products or any products [* * *]. If any products that are being Commercialized by an entity that is not an Affiliate of POZEN on the Effective Date, but becomes an Affiliate of POZEN during the Term as a result of an acquisition of such entity by POZEN (whether by merger, consolidation, asset sale, stock sale, operation of law or otherwise), would cause a breach under this Section 6.6, POZEN shall [* * *]; provided, however, that this Section 6.6 shall not apply to any Third Party that acquires POZEN in a Change of Control transaction with POZEN or POZEN’s stockholders to the extent that any such Third Party is Developing or Commercializing any product prior to or at the time of such Change of Control transaction or subsequently Develops or Commercializes any product, in each case without using or referencing the Licensed Technology.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.7.	[* * *]. [* * *]

7.	FINANCIAL TERMS

7.1.	Upfront Fee. Within ten (10) days following the Effective Date, Licensee shall pay to POZEN a non-creditable, non-refundable (which, for clarity, shall not preclude Licensee from recovering damages hereunder) upfront fee of US$15,000,000.

7.2.	Regulatory Milestone Payments.

7.2.1.	NDA Approval. Following NDA Approval of the Initial Products, Licensee shall pay to POZEN a one-time non-creditable, non-refundable (which, for clarity, shall not preclude Licensee from recovering damages hereunder) payment in the amount of US$[* * *] (the “NDA Approval Payment”) within: (a) if there are Post Approval Commitments that require a Post Approval Meeting in accordance with Section 2.2, the earlier of (x) ten (10) days following the Post Approval Meeting, or (y) one hundred twenty (120) days following Licensee’s request to the FDA for the Post-Approval Meeting; provided if Licensee does not request a Post-Approval Meeting with the FDA within thirty (30) days of the NDA Approval for the Initial Products, then such payment will be made within sixty (60) days following NDA Approval for the Initial Products, or (b) otherwise within sixty (60) days following such NDA Approval of the Initial Products, unless in any case Licensee has provided notice of termination pursuant to and in accordance with Section 13.7 or 13.9 prior to or simultaneously with the expiration of such sixty (60) day period, in which case no payment shall be due under this Section 7.2.1.

7.2.2.	Commercial Readiness. Licensee shall pay to POZEN a one-time non-creditable, non-refundable (which, for clarity, shall not preclude Licensee from recovering damages hereunder) payment in the amount of US$[* * *] (the “Commercial Readiness Payment”) within the later of (a) thirty (30) days following the date of Commercial Readiness, or (b) if Licensee’s termination right pursuant to Section 13.7 has not yet expired, the next Business Day immediately following expiration of Licensee’s right to terminate under Section 13.7, unless Licensee has provided notice of termination pursuant to and in accordance with Section 13.7 prior to or simultaneously with the expiration of either such thirty (30) day period following Commercial Readiness or at any time prior to the expiration of Licensee’s right to terminate under Section 13.7, then in either event no payment shall be due under this Section 7.2.2. For clarity, in no event will the Commercial Readiness Payment be made if the NDA Approval Payment has not been made.

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7.2.3.	Payments. No payment shall be due under this Section 7.2 if this Agreement is terminated prior to the date of achievement of, in the case of Section 7.2.1, NDA Approval, or in the case of Section 7.2.2, Commercial Readiness.

7.3.	Sales Milestone Payments. The first time that aggregate Net Sales of Licensed Products in the Territory in any single Calendar Year reach or exceed a Net Sales level in the table below, Licensee shall make the corresponding non-creditable, non-refundable (which, for clarity, shall not preclude Licensee from recovering damages hereunder) milestone payment in the amount as set forth in the table below. If during any Calendar Year, more than one Net Sales level is reached or exceeded, all corresponding milestone payments shall be due and payable. Each milestone payment shall only be paid once, regardless of how many times an individual milestone level is achieved. Licensee shall make the milestone payments pursuant to this Section 7.3 within [* * *] days following end of the end of the reporting period in which the milestone payment was earned.

Net Sales Level	Milestone Payment
US$[* * *]	US$[* * *]
US$[* * *]	US$[* * *]
US$[* * *]	US$[* * *]
US$[* * *]	US$[* * *]
US$[* * *]	US$[* * *]

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7.4.	Royalties.

7.4.1.	Royalty Rates.

(a)	Subject to Sections [* * *], 7.4.2, 7.4.3, [* * *], 8.12.2 and 13.11.2(b), Licensee shall pay to POZEN royalties based on the aggregate annual Net Sales of Licensed Products sold by prescription at the rates set forth below:

Net Sales	Royalty Rate
For that amount that is less than or equal to US$[* * *]	12.5%
For that amount that is greater than US$[* * *] but less than or equal to US$[* * *]	[* * *]%
For that amount that is greater than US$[* * *] but less than or equal to US$[* * *]	[* * *]%
For that amount that is greater than US$[* * *] but less than or equal to US$[* * *]	[* * *]%
For that amount that is greater than US$[* * *]	22.5%

(b)	Subject to Sections [* * *], 7.4.2, 7.4.3, [* * *], 8.12.2 and 13.11.2(b), Licensee shall pay to POZEN royalty of [* * *] percent ([* * *]%) based on the aggregate annual Net Sales of Licensed Products sold without a prescription.

7.4.2.	Royalty Term.

(a)	Licensee acknowledges that it shall continue to enjoy substantial benefit from its license under, and the transfer to Licensee of certain elements of, the Licensed Technology pursuant to this Agreement (including the Licensed Know-How, the formulation and process development expertise embodied in the Initial Products, and the clinical data generated by POZEN in the Development of the Initial Products) even after expiration of all Valid Claims of the Licensed Patents covering the Licensed Product in the Territory.

(b)	Licensee’s royalty payment obligations under this Section 7.4 (Royalties) shall extend for a period starting on the date of First Commercial Sale of a Licensed Product in the Territory and ending on the later of (i) the expiration of the last-to-expire Valid Claim of the Licensed Patents under this Agreement that, but for the licenses granted in this Agreement, would be infringed by the manufacture, use or sale of such Licensed Product in the Territory, and (ii) [* * *] years after the date of First Commercial Sale of such Licensed Product in such the Territory [* * *]; provided however, that [* * *] (the [* * *] “Royalty Term”).

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7.4.3.	Royalty Rate Adjustments.

(a)	Valid Claims Stepdown. In the event that there is no Valid Claim of a Licensed Patent with respect to a Licensed Product in the Territory at the time that such Licensed Product is sold in such country, then the royalty rate applicable to Net Sales of such Licensed Product in the Territory shall be reduced by [* * *] percent ([* * *]%) of the royalty rate that would otherwise be due to POZEN under the terms of this Agreement.

(b)	Royalty Rate Reduction for Generic Products. Following the Generic Product Launch in the Territory, the royalty rates for the calculation of the royalty payments on Net Sales of the Licensed Products for any Calendar Quarter shall be reduced [* * *]; provided, however, that the royalty rates shall not be reduced to less than ([* * *]%) of the royalty rates set forth in Section 7.4.1. By way of example, [* * *].

(c)	No Cumulative Adjustments; Maximum Reduction. Except as set forth in 13.11.2(b), [* * *] and [* * *], in no event shall the total royalty rate applicable to Net Sales of Licensed Product be reduced by any provision of this Agreement in the aggregate by greater than [* * *] percent ([* * *]%) of the royalty rate that would otherwise be due to POZEN under the terms of this Agreement.

7.4.4.	Royalty Reports.

(a)	Net Sales Report. Licensee shall provide POZEN, within [* * *] days after the end of each Calendar Quarter, with a report setting forth units sold, units returned and Net Sales on a Licensed Product-by-Licensed Product basis (the “Initial Royalty Report”).

(b)	Final Royalty Report. Licensee shall provide POZEN, within [* * *] days after the end of each Calendar Quarter, with a report setting forth, on a Licensed Product-by-Licensed Product basis, units sold, units returned, Net Sales, a calculation of the amount of royalty payment due on such Net Sales and any adjustment(s) to the royalty rates under this Agreement (the “Final Royalty Report,” and together with the Initial Royalty Report, the “Royalty Reports”).

7.4.5.	Timing of Royalty Payments. Licensee shall make the royalty payments due to POZEN under this Agreement within [* * *] days after the last day of such Calendar Quarter.

7.5.	Payment Terms.

7.5.1.	Currency and Method of Payments. All amounts due to POZEN under this Agreement shall be paid in U.S. Dollars by wire transfer in immediately available funds. POZEN shall provide wire transfer instructions to Licensee.

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7.5.2.	Late Payments. If Licensee does not make payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to POZEN at an annual rate of [* * *] percent ([* * *]%) above the average 1-year LIBOR rate until the date of payment, or the maximum rate allowable by Applicable Law, whichever is lower.

7.6.	Financial Records and Audits.

7.6.1.	Licensee shall, and shall cause its Affiliates to, keep such full, true and accurate books of account as may be necessary for the purpose of showing the amounts payable to POZEN hereunder, including records relating to Net Sales.

7.6.2.	The books of account required to be maintained under Section 7.6.1 shall be kept at Licensee’s principal place of business. Such books and the supporting data shall be available, at reasonable times and upon reasonable notice during the Term of this Agreement and for at least three (3) years following the end of the year in which the Agreement is terminated, for inspection by an independent certified public accounting firm of internationally recognized standing (the “Auditor”) selected by POZEN and reasonably acceptable to Licensee, for the purpose of verifying Licensee’s Royalty Reports. Such examinations may not (a) be conducted for any Calendar Quarter more than three (3) years after the end of such Calendar Quarter, (b) be conducted more than once in any twelve (12) month period or (c) be repeated for any Calendar Quarter. The Auditor shall disclose to the Parties only whether the reported amounts and any corresponding payments are correct or incorrect and the specific details concerning any discrepancies. Any information disclosed by Licensee to the Auditor shall be deemed Confidential Information under this Agreement, and subject the provisions of Section 12 (Confidentiality).

7.6.3.	POZEN shall bear the full cost of the Auditor who is conducting an audit pursuant to this Section 7.6 (Financial Records and Audits) unless such audit reveals an underpayment of the amount owed to POZEN during the applicable Calendar Year of more than [* * *] percent ([* * *]%), in which case Licensee shall bear such cost. Any amounts determined to be owed but unpaid by the Auditor shall be paid within thirty (30) Business Days from delivery of the Auditor’s report, plus interest from the original due date as set forth in Section 7.5.2 (Late Payments). Any amounts determined to be overpaid shall be refunded by POZEN within thirty (30) days from delivery of the Auditor’s report.

7.7.	Tax Matters.

7.7.1.	Deduction or Withholding Tax. All payments required under this Agreement shall be without any deduction or withholding for, or on account of, any tax or similar governmental charge imposed by any jurisdiction, unless such deduction or withholding is required by Applicable Law. If Licensee is required to deduct or withhold under Applicable Laws amounts payable to POZEN, Licensee shall (a) promptly notify POZEN of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld, and (c) forward to POZEN within ten (10) Business Days the official receipt or other proof of payment of such deduction or withholding tax.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.7.2.	Cooperation between Licensee and POZEN. Licensee and POZEN shall reasonably cooperate in completing and filing documents required under Applicable Laws in connection with the payment of any deductions or withholding tax, or any claim to a refund of or credit for any such payment.

8.	INTELLECTUAL PROPERTY

8.1.	Prosecution and Maintenance of Licensed Patents.

8.1.1.	POZEN shall be responsible for the preparation, filing, and prosecution of any patent applications within the Licensed Patents, and maintenance of any issued Patents within the Licensed Patents at its own expense, using outside counsel reasonably acceptable to Licensee; Licensee agrees that POZEN’s existing outside counsel for prosecution and maintenance of the Licensed Patents as of the Effective Date is acceptable to Licensee. In this regard, POZEN shall in its sole discretion (i) file, prosecute and maintain patent applications to secure Patent rights for the Licensed Products in the Territory and for the use of Licensed Products in the Territory, and shall reasonably consider in good faith filing, prosecuting and maintaining patent applications in the Territory for such other patentable Licensed Know-How as Licensee may from time to time designate in writing to POZEN; and (ii) upon issuance, maintain such Licensed Patents in full force in the Territory unless otherwise set forth in this Agreement.

8.1.2.	POZEN shall provide to Licensee a copy of all proposed filings and other material submissions and correspondence related to the Licensed Patents in the Territory reasonably in advance (but in any event at least thirty (30) days in advance) of the intended filing, submission or other relevant date of such filings, submissions or correspondence, and shall consider in good faith the requests and suggestions of Licensee with respect to filing and prosecuting the patent applications within the Licensed Patents, provided Licensee provides any such requests and suggestions to POZEN within twenty (20) days of receipt of such copies by Licensee.

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8.1.3.	POZEN agrees that it will not abandon the maintenance of any issued Patents within the Licensed Patents in the Territory. Notwithstanding the foregoing, in the event POZEN desires to no longer maintain an issued patent within the Licensed Patents in the Territory, which only covers the Licensed Product, it shall first secure Licensee’s sole right to control the continued maintenance of such Licensed Patent, and then shall give Licensee the option to maintain such Licensed Patent at its sole expense. In the event that POZEN decides not to pursue or continue prosecution of a patent application within the Licensed Patents in the Territory, then in each such case POZEN shall provide reasonable prior written notice to Licensee (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Licensed Patent with the U.S. Patent and Trademark Office). Upon receipt of each such notice by Licensee, as between the Parties, Licensee shall have the right, but not the obligation, through counsel of its choosing, to assume responsibility for filing, prosecution and maintenance of such patent application. With respect to such patent application, if Licensee elects to pursue such filing and prosecution, as the case may be, then Licensee shall notify POZEN of such election and POZEN shall, and shall cause its Affiliates to (A) reasonably cooperate with Licensee in this regard, and (B) promptly assign to Licensee, without consideration, all right, title and interest in and to such patent application in the Territory. In addition, upon such notification by Licensee, POZEN shall have the option to maintain such patent application [* * *] provided POZEN agrees, within thirty (30) days, to bear [* * *] percent ([* * *]%) of all costs and expenses as incurred and associated with the prosecution and maintenance of such patent application through either its abandonment or issuance and maintenance, which shall be in the sole discretion and control of Licensee. In the event POZEN does not agree to bear such costs and expenses within the thirty-day period, such patent application, and any Patent that issues therefrom, shall [* * *]. If Pozen agrees to bear [* * *] percent ([* * *]%) of such costs and expenses, Pozen shall reimburse such costs and expenses to Licensee within thirty (30) days of Licensee’s submission of invoices, together with supporting documentation evidencing such costs and expenses. Failure to pay such invoices within such time period (other than any portion that is subject to a good faith dispute) shall result in such patent application and any Patent issued therefrom, [* * *].

8.2.	Prosecution and Maintenance of Joint Patents. Parties shall determine, on a case-by-case basis, which Party shall have the responsibility, through counsel mutually acceptable to both Parties, for filing, prosecuting (including any interferences, reissue proceedings and re-examinations) and maintaining a Joint Patent throughout the world (such Party, the “Prosecuting Party”). The Prosecuting Party shall have the first right to determine in which countries to file, prosecute and maintain a Joint Patent. The other Party shall have the right to request that the Prosecuting Party file, prosecute and maintain a Joint Patent in a particular country. If the Prosecuting Party declines, or otherwise fails, to initiate any such requested action with respect to a Joint Patent within sixty (60) days of such request by the other Party (or, if after initiating any requested action, the Prosecuting Party at any time thereafter fails to diligently pursue such action), in each case the other Party shall have the right to take such action with respect to such Joint Patent. The Parties shall, and shall cause their respective Affiliates, as applicable, to assist and cooperate with one another in, and share equally the cost and expense of, filing, prosecuting and maintaining the Joint Patents. As part of this assistance and cooperation, the Prosecuting Party shall provide the other Party with a copy of all proposed filings and other material submissions and correspondence related to the Joint Patents at least thirty (30) days in advance of the filing, submission or other relevant date, and shall consider in good faith the requests and suggestions of the other Party. Notwithstanding the above, either Party may decline to pay its share of the costs and expenses for filing, prosecuting and maintaining any Joint Patent in a particular country or particular countries at any time, in which case the declining Party shall assign, and shall cause its Affiliates to assign, to the other Party all of their rights, title and interest in and to any such Joint Patent in the relevant country or countries, whereupon such Joint Patent shall become a Patent owned solely by Licensee or POZEN in such country or countries, as the case may be. In no event shall a Joint Patent, [* * *].

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8.3.	Ownership of Intellectual Property.

8.3.1.	Inventorship of Inventions shall be determined in accordance with the rules of inventorship under United States patent laws. Subject to the licenses granted under this Agreement, as between the Parties, Licensee shall own all Inventions conceived solely by one or more employees, agents, or independent contractors of Licensee or any of its Affiliates, and POZEN shall own all Inventions conceived solely by one or more employees, agents, or independent contractors of POZEN or any of its Affiliates.

8.3.2.	Joint Inventions shall be owned jointly by Licensee and POZEN. Subject to the licenses granted under this Agreement, each Party shall have the right to exploit, license and grant rights to sublicense Joint Inventions and Joint Patents without any duty of accounting to the other Party, and each Party hereby consents, and agrees to consent, without payment of any further consideration or royalty, to the other Party’s exploitation and licensing of such Party’s interest in such Joint Invention or Joint Patent to Third Parties.

8.4.	Disclosure. [* * *] shall promptly disclose to [* * *] in writing, and shall cause its Affiliates, agents, and independent contractors to so disclose to [* * *], the conception and reduction to practice of any Invention. Each Party shall promptly disclose to the other in writing the conception and reduction to practice of any Joint Invention.

8.5.	Cooperation. Each Party agrees to cooperate with the other Party in the preparation, filing, prosecution and maintenance of the Licensed Patents and Joint Patents in accordance with Section 8, including (a) by executing all papers and instruments, or requiring its employees, agents, or independent contractors, or any of its Affiliates or Sublicensees, to execute such papers and instruments so as to effectuate the ownership of Inventions set forth in Section 8.3 (Ownership of Intellectual Property) and any Patents claiming or disclosing such Inventions, and to enable the other Party to apply for and to prosecute Patents claiming Inventions as applicable, and (b) by promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such Patents.

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8.6.	Enforcement of Patents.

8.6.1.	Notice. In the event that either Party has cause to believe that a Third Party may be infringing any of the Licensed Patents or Joint Patents in the Territory, it shall promptly notify the other Party in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based, including any PIV Certification. Notwithstanding the foregoing, either Party shall, within [* * *] Business Days, provide written notice to the other Party of receipt of any notice of a PIV Certification (together with a copy of such PIV Certification).

8.6.2.	PIV Certification.

(a)	Rights and Procedures. In the event of a PIV Certification by a Third Party, as between the Parties, [* * *] shall have the first right, but not the obligation, through counsel of its choosing, to bring and control any action with respect to infringement of the Licensed Patents or Joint Patents by such Third Party in the Territory at its own expense, including the right to control any defense or counterclaim relating to the validity or enforceability of the asserted Patents. If [* * *] fails to notify [* * *] within thirty (30) days of the PIV Certification that it will prosecute such infringement, or fails to bring such an action with respect to such infringement within ten (10) days before the time limit, if any, set forth in the Applicable Law and regulations for the filing of such actions, whichever comes first, then [* * *] shall have the right, but not the obligation, through counsel of its choosing, to bring and control any such action at its own expense. Within twenty (20) days of any PIV Certification, [* * *] will provide written notice to [* * *] if it does not intend to bring an infringement action at its own expense should [* * *] decide not to bring such an infringement action, which notice, if delivered by [* * *], shall be binding on [* * *].

(b)	Expenses. As between the Parties, the Enforcing Party of an action under this Section 8.6.2 shall bear all costs and expenses (including any costs or expenses incurred that exceed the amounts recovered by the Enforcing Party pursuing any such action) and payments awarded against or agreed to be paid by such Party. Notwithstanding the foregoing, if [* * *] is the Enforcing Party in any action under this Section 8.6.2, [* * *] provided [* * *] for all actions brought by [* * *] under Section 8.6.2 and Section 8.8.

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8.6.3.	Enforcement Actions Unrelated to PIV Certifications.

(a)	Rights and Procedures. In the event of infringement of one or more Licensed Patents or Joint Patents by a Third Party in the Territory that does not involve a PIV Certification by such Third Party, as between the Parties, [* * *] shall have the first right, but not the obligation, through counsel of its choosing, to bring and control any action with respect to such infringement in the Territory at its own expense, including the right to control any defense or counterclaim relating to the validity or enforceability of the asserted Patents. If [* * *] fails to bring an action with respect to such infringement within (i) ninety (90) days following notice of such infringement, or (ii) ten (10) days before the time limit, if any, set forth in the Applicable Law and regulations for the filing of such actions, whichever comes first, then [* * *] shall have the right, but not the obligation, through counsel of its choosing, to bring and control any such action at its own expense.

(b)	Expenses. As between the Parties, the Enforcing Party of an action under this Section 8.6.3 shall bear all costs and expenses (including any costs or expenses incurred that exceed the amounts recovered by the Enforcing Party pursuing any such action) and payments awarded against or agreed to be paid by such Party.

8.6.4.	Assistance. Upon reasonable request by the Enforcing Party of any legal action permitted under Section 8.6, the other Party (the “Non-Enforcing Party”) shall give the Enforcing Party all reasonable information and assistance, including allowing the Enforcing Party access to the Non-Enforcing Party’s files and documents and to the Non-Enforcing Party’s personnel who may have possession of relevant information. Upon the Enforcing Party’s request and at its sole expense, the Non-Enforcing Party shall timely join as party-plaintiff in any such action and cooperate with the Enforcing Party in connection with such action, including timely filing such action in the Non-Enforcing Party’s name if required. The Non-Enforcing Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, provided that the Enforcing Party shall at all times retain control of such action, and the Enforcing Party and its counsel shall reasonably cooperate with the Non-Enforcing Party and its counsel in strategizing, preparing and presenting any such action.

8.6.5.	Settlement of an Enforcement Claim. The Enforcing Party of an action under this Section 8.6 shall have the right to control settlement of any claims that a Third Party may be infringing any Licensed Patents and Joint Patents; provided, however, that no settlement shall be entered into without the prior written consent of the Non-Enforcing Party, which consent shall not be unreasonably withheld, conditioned or delayed. In addition to the foregoing, [* * *] shall not enter into or otherwise consent to any settlement of an infringement action related to any Licensed Product that is brought by a Third Party [* * *] without the prior written consent of [* * *], which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of clarity under this Section 8.6.5 and Section 8.6.7, an action shall not be deemed to be related to a Licensed Product if such action solely involves a pharmaceutical product other than a Licensed Product.

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8.6.6.	Recovery. Any amounts recovered by either Party as a result of an action pursuant to this Section 8.6, whether by settlement or judgment, shall be allocated in accordance with the following:

(a)	Such amounts first shall be used to reimburse the Parties for their reasonable and documented out-of-pocket costs and expenses relating to such action and, if insufficient to cover the totality of such costs and expenses, shall be allocated between the Parties in proportion to their respective costs and expenses.

(b)	In all cases, any remaining recovery or damages shall be retained by or paid to [* * *]; provided, however, that such amounts shall be [* * *], for which [* * *] shall retain or be paid [* * *].

8.6.7.	[* * *].

8.7.	Infringement Claims by Third Parties.

8.7.1.	Defense of Third Party Claims. If a Third Party asserts that a Patent or other intellectual property right owned or controlled by it is infringed by the Development, Manufacture or Commercialization of the Licensed Products in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim along with the related facts in reasonable detail. [* * *] (or its Affiliates or [* * *]) shall control such defense with respect to Licensed Products in the Territory using counsel mutually acceptable to the Parties, provided, however, that in the event the Third Party asserts such Patent or right in an action brought under Section 8.6.2 or 8.6.3, the Enforcing Party shall control such defense with respect to Licensed Products in the Territory as set forth therein. If [* * *] elects (in a written notice delivered to [* * *] within a reasonable amount of time after notice of such Third Party claim) not to defend or control the defense of, or if [* * *] otherwise fails to initiate and maintain the defense of, any such Third Party claim, [* * *] may conduct and control the defense of any such Third Party claim. The Party that is not defending the claim (the “Non-Defending Party”) shall cooperate with the Party defending the claim (the “Defending Party”), at the Defending Party’s reasonable request and expense (for reasonable costs and expenses). The Defending Party shall provide the Non-Defending Party with copies of all pleadings and other documents filed with the court related to such action, and shall reasonably consider input provided by the Non-Defending Party during the course of such action.

8.7.2.	Settlement of Third Party Claims. The Defending Party shall have the right to settle any Third Party claims of infringement, provided, however, the Defending Party shall not enter into such settlement with a Third Party without the prior consent of the Non-Defending Party, which consent shall not be unreasonably withheld, conditioned or delayed.

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8.7.3.	Allocation of Costs and Recovery. Subject to Section 14.1, with respect to all reasonable costs and expenses relating to any defense, settlement and judgments in actions commenced pursuant to this Section 8.7, together with payments awarded against or agreed to be paid by the Defending Party in accordance with Section 8.7.2, [* * *]. As between the Parties, any damages or other amounts collected shall be allocated as follows:

(a)	Such amounts first shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery and, if insufficient to cover the totality of such costs and expenses, shall be allocated in a manner consistent with the foregoing expense sharing principle.

(b)	Any remainder shall be retained by or paid to [* * *]; provided, however, that such amounts shall [* * *], for which [* * *].

8.8.	Third Party Declaratory Judgment or Similar Action. If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Licensed Patent or Joint Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. [* * *] shall have the first right, but not the obligation, through counsel of its choosing, to defend against such action or claim. Any costs and expenses with respect to such defense by [* * *] shall be borne in the same manner as described in Section 8.6.2 (such costs and expenses to be borne by [* * *] under Section 8.6.2 and Section 8.8); provided that if (i) [* * *] receives notice of a PIV Certification as contemplated by Section 8.6.2, (ii) [* * *], (iii) [* * *] notifies [* * *] that it will prosecute such infringement within the time period specified in Section 8.6.2 and (iv) [* * *] fails to prosecute such infringement, resulting in a declaratory judgment action in respect of such PIV Certification, [* * *] shall be responsible for [* * *]. If [* * *] determines not to assume such defense, [* * *] shall, at its sole cost and expense, have the right to defend against such action or claim.

8.9.	Joint Research Agreement. Notwithstanding anything to the contrary in this Article 8, each Party shall have the right to invoke 35 U.S.C. 102(c) when exercising its rights under this Article 8, without the prior written consent of the other Party, in which case such Party shall notify the other Party, which notice shall be reasonably in advance of disclosure in any patent application, and the other Party shall cooperate and coordinate its activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.10.	Patent Term Extension. Regardless of which Party is filing, prosecuting and maintaining any Patents pursuant to this Section 8, and as between the Parties, [* * *] shall have the right to make all decisions regarding all patent term extensions based upon approval of the Licensed Products in the Territory, including with respect to extensions pursuant to 35 U.S.C. § 156 et. seq.; provided, however, that if Applicable Law permits patent term extension for each of the Licensed Patents and Joint Patents that cover a particular Licensed Product, and [* * *] elects not to seek such extension for one or more of such Patents as provided herein, then [* * *] shall have the right to do so. Upon request by [* * *], [* * *] shall reasonably cooperate in the implementation of such decisions. [* * *] shall notify [* * *] of any notice of allowance of any Licensed Patent or Joint Patent prosecuted by or on behalf of [* * *] within seven (7) days of [* * *]’s receipt of such notice.

8.11.	Orange Book Listings. To the extent required or permitted by Applicable Law, the Party Controlling the Regulatory Filings (including the NDA and the IND) for the Licensed Products will timely list and maintain with the FDA during the Term correct and complete listings of all applicable Licensed Patents and Joint Patents for such Licensed Product in the Orange Book. [* * *] shall be responsible for the listing of Licensed Patents in the Orange Book for the Initial Products upon NDA Approval prior to the Regulatory Filing Transfer. For all subsequent filings , [* * *] shall (a) provide to [* * *] all information reasonably requested by [* * *] related to listing Licensed Patents and Joint Patents in the Orange Book, including a correct and complete list of Licensed Patents and Joint Patents covering any Licensed Product, that is necessary or reasonably useful to enable [* * *] to make such filings with the FDA with respect to the Licensed Product, and (b) cooperate with [* * *]’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law. Each Party will promptly comply with reasonable requests (but in any case within five (5) days after such requests) by the other Party to review the listability of the Licensed Patents and Joint Patents in the Orange Book. [* * *] shall (x) reasonably consult with [* * *] prior to making any filing with the FDA contemplated by this Section 8.10 and shall consider in good faith [* * *]’s advice and suggestions with respect thereto and (y) notify [* * *] of any such filing promptly after it is made following the Regulatory Filing Transfer. In no event will [* * *] list or de-list any Licensed Patents or Joint Patents without giving notice to [* * *] at least thirty (30) days prior to taking such action, and meeting in person to discuss such action if so requested by the other Party.

8.12.	Third Party Licenses.

8.12.1.	If the Development, Manufacture or Commercialization of the Licensed Products by Licensee, its Affiliates or Sublicensees infringes or misappropriates any Patent or other intellectual property right of a Third Party, such that Licensee, its Affiliates or Sublicensees has a good faith belief, based on advice of outside counsel, that it cannot Develop, Manufacture or Commercialize Licensed Products in the Territory without infringing such Patent or intellectual property right of such Third Party (“Necessary IP”), then Licensee shall provide POZEN with written notice of its intent to obtain a license and shall consider POZEN’s comments in good faith. Thereafter, Licensee shall have the right, but not the obligation, to obtain a license from such Third Party in the Territory. In the event Licensee obtains such a license, Licensee agrees that the license shall be fully sublicensable in the Territory.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.12.2.	In the event that Licensee exercises its right to obtain a license from a Third Party as described in Section 8.12.1, the amount of Licensee’s royalty payment to POZEN under this Agreement shall be reduced by an amount equal to [* * *] percent ([* * *]%) of the license fees, milestones, royalties or other such payments due to such Third Party in each Calendar Quarter that such payments are due to such Third Party; provided, that, together with any reductions taken pursuant to Sections [* * *] and 7.4.3, Licensee shall not by such reductions reduce by more than [* * *] percent ([* * *]%) the royalty rate that would otherwise be due POZEN under the terms of this Agreement. Deductions to which Licensee is entitled under this Section, to the extent not exhausted in any Calendar Quarter, may be carried into future Calendar Quarters until the full deduction is taken.

8.12.3.	In the event that Licensee does not obtain a license to Necessary IP from the applicable Third Party as described in Section 8.12.1 permitting Licensee to perform its obligations pursuant to this Agreement without infringing such Necessary IP, then upon ninety (90) days’ prior written notice to POZEN, Licensee shall have the right to terminate this Agreement in its entirety pursuant to Section 13.10.

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1.	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

9.1.1.	It (a) has the corporate power and authority to enter into this Agreement and perform its obligations hereunder, and (b) has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

9.1.2.	This Agreement has been duly executed and delivered on behalf of it and constitutes a legal, valid and binding obligation of, and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance;

9.1.3.	The execution and delivery of this Agreement and the performance of its obligations hereunder (a) do not conflict with or violate any requirement of any provision of its articles of incorporation, bylaws or any similar instrument in any material way, and (b) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which it is bound;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.1.4.	No governmental or Regulatory Authority has issued any order, ruling or judgment that could reasonably be expected to impair or delay its ability to perform its obligations under this Agreement.

9.2.	Additional Representations and Warranties of POZEN. POZEN hereby represents and warrants to Licensee, as of the Effective Date, and except as disclosed in the disclosure schedules to this Agreement (the “Disclosure Schedules”) (which Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered sections and subsections contained in this Agreement and shall qualify (i) the corresponding section in the Agreement, and (ii) other sections in the Agreement to the extent that it is reasonably apparent on the face of such disclosure that it also qualifies or applies to such other sections), as follows:

9.2.1.	POZEN is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

9.2.2.	POZEN is the sole and exclusive owner of all right, title and interest in the Licensed Technology and has the right to perform its obligations hereunder;

9.2.3.	To the Knowledge of POZEN, none of the Licensed Patents is involved in any action for declaratory judgment, nullity action, reexamination, post-grant review, inter-parties review, interference proceeding, or other attack upon its validity, title or enforceability. POZEN has not received any written communication from any Third Party or governmental authority threatening or disclosing any such action, proceeding or attack with respect to any of the Licensed Patents;

9.2.4.	To the Knowledge of POZEN, there are no Patents or trade secret rights owned or controlled by a Third Party, that would be infringed or misappropriated by the Development or Commercialization of Licensed Product(s) in the Territory, or by the Manufacture of Licensed Product(s) anywhere in the world, and POZEN has received no written communications from a Third Party relating to any alleged claim of such infringement or misappropriation. To the Knowledge of POZEN, Licensee’s use and exploitation of the Regulatory Filings as contemplated by this Agreement will not misappropriate any confidential information or trade secret of any Third Party;

9.2.5.	POZEN has the right and authority to grant the rights and licenses granted to Licensee pursuant to the terms and conditions of this Agreement, and POZEN has not granted any right, license, or interest in, to, or under the Licensed Technology that conflicts with the rights, licenses, and interests granted to Licensee under the terms and conditions of this Agreement. Except for the Licensee rights granted under the AZ Agreement, POZEN has not granted license rights under the Licensed Technology to any Third Party;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.2.6.	Other than Permitted Encumbrances, the Licensed Technology is not subject to any encumbrance, lien (including any covenant not to sue) or, to the Knowledge of POZEN, any claim of ownership by any Third Party;

9.2.7.	There is no action or proceeding pending or, to the Knowledge of POZEN, threatened that relates to, affects or arises in connection with any Licensed Technology or Licensed Product;

9.2.8.	To the Knowledge of POZEN, there are no activities by Third Parties that would constitute infringement of any Licensed Patents or misappropriation of Licensed Know-How;

9.2.9.	The Licensed Patents listed on Exhibit B represent all Patents within POZEN’s Control that are necessary or useful for the Development and Commercialization of the Initial Products in the Territory, as well as for the Manufacturing of the Initial Products anywhere in the world; provided, however, that the omission of any Patent on Exhibit B shall not constitute a breach of this Agreement absent proven damages;

9.2.10.	The Licensed Patents listed on Exhibit B have been prosecuted and maintained in the Territory in the respective patent offices in accordance with all Applicable Laws and regulations, and all applicable fees have been paid on or before the non-extendable due date for payment;

9.2.11.	With respect to any pending United States patent applications or issued United States Patents within the Licensed Patents, POZEN has submitted all non-cumulative information, including non-cumulative prior art that is material to the patentability of a pending claim of which it and the inventors are aware, to the United States Patent and Trademark Office;

9.2.12.	To the Knowledge of POZEN, the Licensed Patents are valid and enforceable. None of the Licensed Patents have been held to be invalid or unenforceable by a court of competent jurisdiction;

9.2.13.	POZEN has not (i) disclosed any information in a manner that resulted in the loss of any of its material trade secrets, or (ii) publicly disclosed any material Confidential Information included in the Licensed Know-How.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.2.14.	To the Knowledge of POZEN, the conception, development and reduction to practice of the Licensed Patents have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party;

9.2.15.	The development of the Licensed Technology has not been funded, in whole or in part, by the government of the U.S.;

9.2.16.	To the Knowledge of POZEN, each person who has contributed to the conception of an invention claimed in the Licensed Patents and filed in the United States has been identified to the United States Patent and Trademark Office, and each such inventor has assigned all of that inventor’s right, title and interest in and to such Licensed Patent to POZEN, and such assignment has been recorded at the United States Patent and Trademark Office;

9.2.17.	POZEN has made available to Licensee true and complete copies of all (a) material clinical study reports and formulation development study reports in its possession or Control that are related to the Initial Products in the Territory, (b) material commercial Know-How relating to the Commercialization of the Initial Products in the Territory, other than analyses and/or forecasts relating to the Licensed Products developed internally by POZEN, (c) material Know-How relating to medical affairs related to the Initial Products in the Territory and (d) Regulatory Filings in its possession or Control for the Initial Products in the Territory, together with all material Know-How related thereto;

9.2.18.	POZEN has prepared, maintained and retained all Regulatory Filings for the Initial Products in the Territory pursuant to and in accordance with all Applicable Law, including, as required, cGMP, cGLP and cGCP, such Regulatory Filings do not contain any materially false and misleading statements, and POZEN has conducted, and has used reasonable efforts to cause its contractors and consultants to conduct, any and all formulation development and clinical studies for such Regulatory Filings in accordance with all Applicable Law, including, as required, cGLP, cGCP and cGMP;

9.2.19.	POZEN has disclosed to Licensee all material information in its possession relating to any interaction with the FDA and other Regulatory Authorities regarding the Initial Products in the Territory. POZEN has not received any communication from the FDA that leads it to believe that the studies it has performed may be insufficient to obtain NDA Approval of the Initial Products;

9.2.20.	To the Knowledge of POZEN, POZEN has obtained all required licenses, consents, approvals, permits and authorizations to enable it to carry on the research and Development activities for the Initial Products in the Territory and all such licenses, consents, approvals, permits and authorizations are in effect;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.2.21.	True and complete copies of the CMO Agreement and all of the agreements relating to the grant of any right or license to the Licensed Technology have been made available to Licensee through an electronic dataroom and such agreements are in full force and effect. POZEN is not, and to the Knowledge of POZEN, no other party to any such agreement is, in breach of or in default under, in any material respect, any such agreement; and to POZEN’s Knowledge, no event or circumstance has occurred which constitutes, or after notice or lapse of time or both, would constitute a material breach or default thereunder on the part of POZEN or any other party thereto, or which would result in a right to accelerate or a loss of material rights under any such agreement that has not been cured or waived. POZEN has not received any communication alleging that POZEN is in breach of or default under any such agreement and no party to any such agreement has threatened to terminate such agreement due to any alleged breach or default by POZEN;

9.2.22.	The execution and delivery of this Agreement, the performance contemplated hereby, and the grant of rights and licenses hereunder will not (a) result in a breach of any judgment, decree, order or approval of any court of law or authority applicable to the Licensed Technology or Licensed Products; (b) cause any acceleration or maturity of any contract or of any obligation relating to the Licensed Technology or Licensed Products; (c) result in the creation or imposition of any encumbrance upon or give to any other person or entity any interest or right (including any right of termination or cancellation or change) in or with respect to the Licensed Technology or Licensed Products except as expressly permitted herein; or result in any termination of, or change in the terms of, or conditions of, or rights or obligations under, any permit or approval of any authority applicable to the Licensed Technology or Licensed Products; or (d) result in a violation of, or be in material conflict with, or constitute a material default, under any agreement in existence as of the Effective Date between POZEN and Third Parties; and

9.2.23.	POZEN has made available to Licensee all the material information relating to the Licensed Products and Licensed Technology that is reasonably available to POZEN and that Licensee has requested in connection with its decision whether to enter into this Agreement. No representation or warranty of POZEN contained in this Agreement, together with the Disclosure Schedules, contains any untrue statement of material fact or, omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made..

9.3.	Additional Representations and Warranties of Licensee. Licensee hereby represents and warrants to POZEN that, as of the Effective Date:

9.3.1.	Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.3.2.	Licensee is not subject to any order, ruling or judgment of any governmental or regulatory authority that could reasonably be expected to impair or delay the ability of Licensee to perform its obligations under this Agreement.

9.4.	DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 9, EACH PARTY MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND POZEN AND LICENSEE EACH SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY OR MERCHANTABILITY.

10.	ADDITIONAL COVENANTS.

10.1.	Compliance. Each Party shall comply and shall render reasonable assistance to the other Party in its attempts to comply with all Applicable Laws, including the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations thereunder, as they relate to this Agreement and Developing, Manufacturing and Commercializing the Licensed Products in the Territory (including Manufacturing or having Manufactured Licensed Products outside the Territory for sale in the Territory) and the performance of their respective obligations hereunder.

10.2.	Expenses. POZEN and Licensee shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as otherwise set forth in this Agreement, the performance of the obligations contemplated hereby.

10.3.	No Debarment. Each Party during the Term shall not be a Debarred Entity and shall not in the future use, in any capacity, in connection with the performance of its duties or obligations hereunder, the services of any person or entity debarred or subject to debarment under 21 U.S.C. § 335a or otherwise disqualified or suspended from performing services or otherwise subject to any restrictions or sanctions by the FDA (a “Debarred Entity”). Such Party shall immediately notify the other Party in writing if either such Party or any person or entity who is performing services on its behalf hereunder is or becomes a Debarred Entity or if any action, claim, investigation, or other legal or administrative proceeding is pending or, to the best of such Party’s knowledge, threatened, that would make the other Party or any person or entity performing services hereunder a Debarred Entity.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.4.	Additional Covenants of POZEN. POZEN covenants that during the Term:

10.4.1.	POZEN shall use reasonable efforts to ensure that all prior art or other information that becomes known by POZEN after the Effective Date to be material to the patentability of any claim in a pending United States patent application included in the Licensed Patents shall be submitted to the United States Patent and Trademark during the pendency of any such patent application; and

10.4.2.	POZEN shall use reasonable efforts to obtain all licenses, consents, approvals, permits and authorizations necessary for it to conduct the activities delegated to POZEN in Articles 2, 3 and 4 not held by POZEN as of the Effective Date as set forth in Section 9.2.20.

10.4.3.	POZEN will not grant any right, license, or interest in, to, or under the Licensed Technology that conflicts with the rights, licenses, and interests granted to Licensee under the terms and conditions of this Agreement. During the Term, neither the Licensed Technology nor the Joint Patents will be subject to any encumbrance, lien or claim of ownership by any Third Party (other than a Permitted Encumbrance). POZEN shall not amend or modify the AZ Agreement in a manner that adversely affects Licensee’s rights under this Agreement.

10.5.	CMO Agreement. POZEN covenants and agrees to use Commercially Reasonable Efforts to ensure that all Validation Batches shall be Manufactured by or on behalf of POZEN in compliance in all material respects with the then-current specifications for the Initial Products, cGMPS and Applicable Law. Subject to POZEN receiving [* * *], POZEN shall provide [* * *]. POZEN shall not amend or waive any rights under the CMO Agreement without the prior written consent of Licensee.

10.6.	Parallel Importation.

10.6.1.	POZEN (i) shall not sell (and, to the extent permitted by Applicable Law, shall ensure that its Affiliates do not sell, and shall use Commercially Reasonable Efforts to ensure that its licensees and distributors do not sell) any Licensed Product to a Third Party in a country outside of the Territory if POZEN (or such Affiliate, licensee or distributor) has reason to believe that such Third Party is likely to export such Licensed Product to the Territory for resale, and (ii) shall not export or have exported (and, to the extent permitted by Applicable Law, shall ensure that its Affiliates do not export or have exported, and shall use Commercially Reasonable Efforts to ensure that its licensees and distributors do not export or have exported) any Licensed Product from any country outside of the Territory into the Territory for purposes of distribution in or to the Territory, in each case without the written consent of Licensee.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.6.2.	Licensee (i) shall not sell (and, to the extent permitted by Applicable Law, shall ensure that its Affiliates do not sell, and shall use Commercially Reasonable Efforts to ensure that its Sublicensees and distributors do not sell) any Licensed Product to a Third Party in the Territory if Licensee (or such Affiliate, Sublicensee or distributor) has reason to believe that such Third Party is likely to export such Licensed Product to any country outside the Territory for resale, and (ii) shall not export or have exported (and, to the extent permitted by Applicable Law, shall ensure that its Affiliates do not export or have exported, and shall use Commercially Reasonable Efforts to ensure that its Sublicensees and distributors do not export or have exported) any Licensed Product from the Territory for purposes of distribution in or to any country outside the Territory, in each case without the written consent of POZEN.

11.	RECALL

11.1.	Pharmacovigilance. POZEN shall not have any safety data reporting obligations with respect to the Licensed Products except that if POZEN conducts any human clinical study of any Licensed Product outside the Territory, POZEN shall provide to Licensee a copy of the safety data from such human clinical studies within a reasonable timeframe after POZEN completes the relevant safety data reports required by Applicable Law. In the event that POZEN or its Affiliates Commercialize any Licensed Product outside the Territory (solely on POZEN’s or such Affiliates’ own behalf, and not through any Third Party licensee), the Parties agree to negotiate in good faith a pharmacovigilance agreement on standard and customary terms. In the event that POZEN (i) grants any Third Party not acting on behalf of POZEN the right to conduct human clinical studies using any Licensed Product, or (ii) licenses rights to any Third Party to Develop or Commercialize Licensed Products outside the Territory, POZEN shall notify Licensee in writing of such grant of rights and the identity of such Third Party and POZEN shall use Commercially Reasonable Efforts to secure such Third Party’s agreement (a) to enter into a pharmacovigilance agreement with Licensee with respect to the reporting of adverse events for Licensed Product and containing other customary terms and conditions within ninety (90) days of POZEN granting such rights to such Third Party, and (b) for the disclosure to Licensee of the pharmacovigilance contact person at such Third Party promptly upon POZEN granting such rights to such Third Party. POZEN shall report adverse events in accordance with POZEN’s responsibilities under this Section 11.1 to Licensee at the following address:

Sanofi US
Attn: Vice President US Drug Safety, Sanofi US
Bridgewater, NJ  08807
Tel:  (800) 633-1610
Fax:  (908) 203-7783
USPVmailbox@sanofi.com

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.2.	Recall. In the event that any Regulatory Authority anywhere in the world issues or requests a recall or takes similar action in connection with a Licensed Product or in the event either Party determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, the Party notified of or desiring such recall or similar action shall, within [* * *] hours, advise the other Party thereof by telephone (and confirmed by email or facsimile), email or facsimile to such Party’s Designated Recipient; provided, however, that neither Party shall be required to report to the other Party any voluntary recalls initiated by such Party relating to product defects that arose during shipment. Licensee shall decide whether to conduct a recall of any Licensed Product in the Territory (except in the case of a government-mandated recall in the Territory) and the manner in which any such recall shall be conducted. Subject to any relevant indemnification obligations of POZEN pursuant to Section 14.1, Licensee shall bear the expenses of any recall of any Licensed Product the Territory. Each Party shall notify the other Party of its selection of a “Designated Recipient” for purposes of this Section 11.1 within thirty (30) days of the Effective Date, which selection may be changed or modified from time-time, in each case by the delivery of written notice in accordance with Section 17.6.

12.	CONFIDENTIALITY.

12.1.	Confidentiality Definition. During the Term and subject to the terms and conditions of this Agreement, a Party (a “Disclosing Party”) may communicate to the other Party (a “Receiving Party”) information in connection with this Agreement or the performance of its obligations hereunder, including scientific and manufacturing information and plans, marketing and business plans, and financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business (collectively, “Confidential Information”). Without limiting the foregoing, any information disclosed by one Party to the other Party pursuant to that certain confidentiality agreement between the Parties dated as of December 5, 2011 is hereby deemed “Confidential Information” under this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, (i) during the Term, the Licensed Know-How shall be deemed to be the Confidential Information of both Parties and (ii) either Party shall be allowed to disclose in a patent application it prepares and files pursuant to this Agreement the names of the Parties to this Agreement, or amend a pending patent application it is prosecuting pursuant to this Agreement to state the names of the Parties to this Agreement, in order to invoke Section 8.8.

12.2.	Exclusions. Notwithstanding the foregoing, information of a Disclosing Party shall not be deemed Confidential Information with respect to a Receiving Party for purposes of this Agreement to the extent the Receiving Party can demonstrate by competent evidence that such information:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)	was already known to the Receiving Party or its Affiliates, as evidenced by their written records, other than under an obligation of confidentiality or non-use, at the time of disclosure to the Receiving Party;

(b)	was generally available or was otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)	became generally available or otherwise became part of the public domain after its disclosure to the Receiving Party, through no fault of or breach of its obligations under this Section 12 (Confidentiality) by the Receiving Party;

(d)	was disclosed to the Receiving Party or any of its Affiliates, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Party that controls such information and Know-How not to disclose such information or Know-How to others; or

(e)	was independently discovered or developed by the Receiving Party or its Affiliates, as evidenced by their written records, without the use of Confidential Information belonging to the Party that controls such information and Know-How.

12.3.	Disclosure and Use Restriction. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for five (5) years thereafter, the Receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the Disclosing Party. The Receiving Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement or in connection with the exercise of its rights hereunder. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information, but in no case less than a reasonable degree of care.

12.4.	Authorized Disclosure. A Receiving Party may disclose Confidential Information of a Disclosing Party to the extent that such disclosure is:

12.4.1.	made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that such Receiving Party shall have given prompt notice to the Disclosing Party of receipt of such order and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.4.2.	otherwise required by law; provided, however, that the Disclosing Party shall provide the Receiving Party with notice of such disclosure at least ten (10) days in advance thereof to the extent practicable and take reasonable steps as requested by the Disclosing Party to protect the Disclosing Party’s rights;

12.4.3.	made by a Receiving Party, in connection with the performance of this Agreement, to Affiliates, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 12 (Confidentiality);

12.4.4.	made by a Receiving Party to: existing or potential acquirers or merger candidates; existing or potential sublicensees or collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates; in each such case who have agreed in writing prior to disclosure to be bound by obligations of confidentiality and non-use at least equivalent in scope and time period to those set forth in this Section 12 (Confidentiality); or

12.4.5.	made by the Receiving Party with the prior written consent of the Disclosing Party.

12.5.	Use of Name. Neither Party may make public use of the other Party’s name except (a) in connection with announcements and other disclosures relating to this Agreement and the activities contemplated hereby as permitted in Section 12.6 (Press Releases), (b) as required by Applicable Law, and (c) otherwise as agreed in writing by such other Party. Notwithstanding any of the foregoing, either Party shall be allowed to disclose in a patent application it prepares and files pursuant to this Agreement the names of the Parties to this Agreement, or amend a pending patent application it is prosecuting pursuant to this Agreement to state the names of the Parties to this Agreement, in order to invoke and in accordance with Section 8.9.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.6.	Press Releases.

12.6.1.	On or after the Effective Date at a mutually agreed time, the Parties shall issue a mutually agreed joint press release announcing the existence of this Agreement in the form attached hereto as Exhibit F. For subsequent press releases and other written public disclosures relating to this Agreement or the Parties’ relationship hereunder (each, a “Public Disclosure”), each Party shall use reasonable efforts to submit to the other Party a draft of such Public Disclosures for review and comment by the other Party at least [* * *] Business Days prior to the date on which such Party plans to release such Public Disclosure, and shall review and consider in good faith any comments provided in response. If a Party is unable to comply with the foregoing [* * *] Business Days’ notice requirement because of a legal obligation or stock exchange requirement to make more rapid disclosure, such Party shall not be in breach of this Agreement but shall in that case provide notice as promptly as practicable under the circumstances.

12.6.2.	A Party may publicly disclose, without regard to the preceding requirements of this Section 12.6 (Press Releases), information that was previously disclosed in a Public Disclosure that was in compliance with such requirements.

12.7.	Terms of Agreement to be Maintained in Confidence. The Parties agree that the terms of this Agreement are confidential and shall not be disclosed by either Party to any Third Party (except to a Party’s professional advisors, including accountants, financial advisors, and attorneys) without prior written permission of the other Party; provided, however, that (a) either Party may make any filings of this Agreement required by law or regulation in any country so long as such Party uses its reasonable efforts to obtain confidential treatment for portions of this Agreement to the greatest extent permissible, consults with the other Party prior to filing to reach agreement on the portions of this Agreement for which confidential treatment will be sought, and permits the other Party to participate, to the greatest extent practicable, in seeking a protective order or other confidential treatment; (b) either Party may disclose this Agreement on a confidential basis to potential Third Party investors or acquirors or to potential licensees or Sublicensees, in each case in connection with due diligence or similar investigations; and (c) a Party may publicly disclose, without regard to the preceding requirements of this Section 12.7, information that was previously disclosed in compliance with such requirements.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

12.8.	Publications. Each Party recognizes that the publication of papers regarding results of and other information regarding activities under this Agreement may be beneficial to both Parties; provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any patent application until such Patent application has been filed. Accordingly, (a) except as set in the attached Exhibit G, which Exhibit G sets forth all draft papers pending publication as of the Effective Date, Licensee shall have the right to review and approve, and (b) POZEN shall have the right to review and comment on, any paper proposed for publication by the other Party or any of its Affiliates (including any oral presentation or abstract) that contains clinical data or pertains to results of pre-approval clinical studies, Phase 4 Trials, Post-Approval Commitments or other clinical studies with respect to the Licensed Products or includes other data generated under this Agreement (each a “Publication”). Prior to disclosing any such Publication, the publishing or presenting Party (or its applicable Affiliate) shall deliver a complete copy of the paper or materials for oral presentation to the other Party at least thirty (30) calendar days prior to disclosing the Publication. The other Party shall review any such Publication and give its comments, if any, (and, in the case of Licensee as the reviewing Party, notify POZEN whether or not it is granting its approval) to the publishing Party within fifteen (15) calendar days of the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the reviewing Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing Party with appropriate comments, if any, but in no event later than fifteen (15) calendar days from the date of delivery to the reviewing Party. Failure by the reviewing Party to respond within such fifteen (15) calendar days shall be deemed approval to publish or present. The publishing or presenting Party (or its applicable Affiliate) shall consider the comments of the other Party in good faith and shall comply with the other Party’s request to delete references to such other Party’s Confidential Information (or the Licensed Know-How, in the case of either Party as the reviewing Party) in any such Publication and shall withhold publication of any such Publication for an additional sixty (60) calendar days in order to permit the Parties to obtain patent protection if either Party deems it necessary. Notwithstanding the foregoing, POZEN shall not request that Licensee delete references in Publications to clinical data owned by POZEN and contained in the NDA for the Initial Products, which clinical data Licensee may freely publish. Any Publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. Each Party shall use Commercially Reasonable Efforts to cause investigators and institutions participating in pre-approval clinical studies, Phase IV Clinical Studies, Post-Approval Commitments or other clinical studies for the Licensed Products with which it contracts (but excluding in each case any investigator-sponsored human clinical studies) to agree to terms substantially similar to those set forth in this Section 12.8, which efforts shall satisfy such Party’s obligations under this Section 12.8 with respect to such investigators and institutions.

13.	TERM AND TERMINATION

13.1.	Term. The term of this Agreement shall commence as of the Effective Date and terminate upon termination of this Agreement in accordance with this Section 13 (Term and Termination), or expire (a) upon the expiration of the Royalty Term for all Licensed Products in the Territory or (b) upon the payment of the amount due to POZEN upon Licensee’s exercise of the Buy-Out Option in accordance with Section 5.4.4(f) (the “Term”).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.2.	Termination for Material Breach. In the event that either Party (the “Breaching Party”) is in material default of any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by [* * *] days prior written notice (the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate; provided, however, that the termination will not become effective at the end of the Notice Period if the Breaching Party cures the breach. It is understood that each Party’s right to terminate pursuant to this Section 13.2 will be a remedy of last resort and may be invoked by a Party only in the case where the breach by the other Party cannot be reasonably remedied by the payment of money damages or other remedy under Applicable Law. Notwithstanding the foregoing, (a) POZEN will retain the right to terminate this Agreement pursuant to this Section 13.2 (i) in the event Licensee fails to make any payment due to POZEN pursuant to Sections [* * *] of this Agreement, which [* * *], and does not cure such breach within [* * *] days after receiving written notice from POZEN or (ii) if Licensee fails to perform its obligations under Sections [* * *], which [* * *], and does not cure such breach within [* * *] days after receiving written notice from POZEN; and (b) Licensee will retain the right to terminate this Agreement pursuant to this Section 13.2 (i) in the event POZEN fails to comply with its obligations under Section [* * *] and POZEN does not cure such breach within [* * *] days after receiving written notice from Licensee , or (ii) POZEN [* * *] of this Agreement and POZEN does not cure such breach within [* * *] days after receiving written notice from Licensee.

13.3.	Termination at Will. Licensee may terminate this Agreement for any or no reason at any time after the [* * *] anniversary of the date of First Commercial Sale of the Initial Products upon [* * *] months prior written notice to POZEN.

13.4.	Termination for Insolvency. From and after the Effective Date, if either Licensee or POZEN (a) makes a general assignment for the benefit of creditors; (b) files an insolvency petition in bankruptcy; (c) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (d) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (e) becomes a party, as a debtor, to any proceeding or action of the type described above in (c) or (d) and such proceeding or action remains undismissed or unstayed for a period of more than [* * *] days, then the other Party may by written notice terminate this Agreement in its entirety with immediate effect.

13.5.	Termination for Failure to Achieve Commercial Readiness. Licensee may terminate this Agreement in its entirety by providing to POZEN [* * *] Business Days’ prior written notice if, as of [* * *], Commercial Readiness has not been achieved; provided that if the failure to achieve Commercial Readiness by [* * *] is solely due to Licensee’s breach of this Agreement, Licensee shall not be entitled to terminate under this Section 13.5. Licensee’s failure to deliver the notice contemplated under this Section to POZEN by [* * *] (or such later date as the Parties may mutually agree if the Parties are then using Commercially Reasonable Efforts to achieve Commercial Readiness) shall be deemed an irrevocable waiver of the termination right under this Section 13.5.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.6.	Termination for Pre-Approval Development [* * *]. Licensee may terminate this Agreement in its entirety in accordance with the provisions under Section 2.1 by providing to POZEN [* * *] Business Days’ prior written notice within sixty (60) days of Licensee receiving written notice from POZEN that the Pre-Approval Budget has been reasonably determined by POZEN to [* * *], or if POZEN fails to provide such written notice, within sixty (60) days of Licensee learning that the Pre-Approval Budget [* * *].

13.7.	Termination for Post-Approval Commitment. Licensee may terminate this Agreement in its entirety in accordance with the provisions under Section 2.2 by providing to POZEN [* * *] Business Days’ prior written notice within sixty (60) days of the NDA Approval of the Initial Products, or as applicable, within the earlier of (x) ten (10) days following the Post Approval Meeting, or (y) one hundred twenty (120) days following Licensee’s request to the FDA for the Post-Approval Meeting; provided if Licensee does not request a Post-Approval Meeting with the FDA within thirty (30) days of the NDA Approval for the Initial Products, Licensee may terminate this Agreement in its entirety in accordance with the provisions under Section 2.2 by providing to POZEN [* * *] Business Days’ prior written notice within sixty (60) days following NDA Approval for the Initial Products.

13.8.	Buy-Back Option Exercise. This Agreement shall terminate after Licensee receives payment in full in respect of POZEN’s exercise of its Buy-Back Option as set forth in Section 5.4.4(e).

13.9.	Termination for Failure to Meet Target Indication. Licensee may terminate this Agreement in its entirety by providing to POZEN [* * *] Business Days’ prior written notice after NDA Approval of the Initial Products if the product label approved by the FDA does not meet the Target Indication; provided, however, that Licensee’s failure to deliver such notice to POZEN within sixty (60) days of receiving notice from the FDA or POZEN that the product label approved by the FDA does not meet the Target Indication shall be deemed an irrevocable waiver of the termination right under this Section 13.9.

13.10.	Termination for Failure to Obtain a License. In the event that Licensee does not obtain a license to Necessary IP as described in Section 8.12.1, then upon [* * *] days’ prior written notice to POZEN, Licensee shall have the right to terminate this Agreement in its entirety.

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13.11.	Consequences of Expiration and Termination.

13.11.1.	Effect of Expiration.

(a)	Upon expiration of the Term pursuant to Section 13.1(a), Licensee shall have a non-exclusive, irrevocable, perpetual, fully-paid license, with the right to sublicense, under the Licensed Technology to (a) use, sell, offer for sale, import and otherwise exploit the Licensed Product in the Territory, and (b) Develop, make and have made product anywhere in the world in order to use, sell, offer for sale, import and otherwise exploit the Licensed Product in the Territory; and

(b)	Upon expiration of the Term pursuant to Section 13.1(b), Licensee shall have an exclusive, irrevocable, perpetual, fully-paid license, with the right to sublicense, under the Licensed Technology to (a) use, sell, offer for sale, import and otherwise exploit the Licensed Product in the Territory, and (b) Develop, make and have made product anywhere in the world in order to use, sell, offer for sale, import and otherwise exploit the Licensed Product in the Territory.

13.11.2.	Effect of Termination.

(a)	Upon termination of this Agreement by POZEN under Sections 13.2 (Termination for Material Breach), 13.4 (Termination for Insolvency) or 13.8 (Buy-Back Option Exercise), or by Licensee under Sections 13.3 (Termination at Will), 13.5 (Termination for Failure to Achieve Commercial Readiness), 13.6 (Termination for Pre-Approval Development [* * *]), 13.7 (Termination for Post-Approval Commitment), 13.9 (Termination for Failure to Meet Target Indication) or 13.10 (Termination for Failure to Obtain a License), the terms and provisions of this Section 13.11.2(a) shall apply. If this Agreement is terminated by POZEN under Sections 13.2 (Termination for Material Breach) or 13.4 (Termination for Insolvency) or by Licensee under Section 13.3 (Termination at Will), all reasonable costs incurred in connection with executing the provisions of this 13.11.2 (other than as provided for in subparagraphs (a)(4) and (a)(5)) below shall be the responsibility of Licensee. If this Agreement is terminated by either Party pursuant to any other termination right under Section 13, all reasonable costs associated with executing the provisions of this 13.11.2 shall be the responsibility of POZEN.

(1)	Licensee shall transfer and assign to POZEN all Regulatory Filings and Marketing Approvals that are Controlled by Licensee for Licensed Products.

(2)	Upon POZEN’s request, Licensee shall transfer to POZEN or its designee the management and continued performance of any human clinical studies for the Licensed Products ongoing as of the effective date of such termination (which human clinical studies shall be conducted at POZEN’s expense after such transfer), and assign to POZEN or its designee, at POZEN’s request and to the extent assignable, any contracts with Third Parties engaged in the performance of such human clinical studies.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3)	For a period of [* * *] days following the effective date of termination of this Agreement, Licensee shall, and shall cause its Affiliates and Sublicensees and their respective Affiliates to, at the request of POZEN or its designee, commence regular consultations and information exchange with POZEN or its designee with respect to manufacturing and technical matters reasonably relating to the Manufacture of the Licensed Products in order to transition to POZEN or its designee any Development, Manufacturing and/or Commercialization activities undertaken by Licensee, its Affiliates and/or its Sublicensees. If this Agreement is terminated whereby POZEN is responsible for all reasonable costs associated with the transfer contemplated under this Section 13.11.2(a)(3), Licensee shall not charge to POZEN more than [* * *] ($[* * *]) per hour for each hour spent by employees of Licensee, its Affiliates or Sublicensees assisting POZEN or its designee in the transition of any such activities. In such case, POZEN shall reimburse Licensee, its Affiliates and its Sublicensees for the reasonable out-of-pocket expenses, including, but not limited to, any travel, meal and hotel expenses incurred by such employees in delivering the transition assistance contemplated under this Section 13.11.2(a)(3).

(4)	If termination occurs following Commercial Launch, with respect to Licensed Products Manufactured by Licensee, Licensee shall transfer the Manufacturing process for such Licensed Products to a Third Party contractor designated by POZEN and supply to POZEN such Licensed Products, at a price to be negotiated in good faith by the Parties, for a period of [* * *] ([* * *]) years commencing upon the effective date of termination of this Agreement.

(5)	With respect to Licensed Products Manufactured by CMO for Licensee, Licensee shall use its Commercially Reasonable Efforts to assign the CMO Agreement to POZEN. With respect to Licensed Products Manufactured by a Third Party (other than CMO) for Licensee, Licensee shall, upon POZEN’s request, assign its agreement with such Third Party to POZEN, if such agreement is assignable without consent of the Third Party or modification or amendment of the applicable Third Party agreement. If such Third Party agreement requires consent, modification or amendment in order to assign to POZEN, Licensee shall use its Commercially Reasonable Efforts to effect such assignment. If Licensee is unable to effect such assignment, upon POZEN’s election, Licensee shall supply Licensed Products to POZEN on such terms as Licensee purchases Licensed Products from such Third Party at a price equal to the documented out-of-pocket cost paid by Licensee plus [* * *] percent ([* * *]%) and for a period of [* * *] ([* * *]) years commencing upon the effective date of such termination of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(6)	The licenses granted by POZEN to Licensee in Section 6 shall immediately terminate.

(7)	Licensee shall execute and deliver to POZEN an agreement substantially similar to the Trademark Assignment Agreement attached hereto as Exhibit C. so as to enable Pozen to effectuate the assignment of the Initial Products Trademark and any Subsequent Products Trademarks to POZEN.

(8)	(i) Licensee shall grant to POZEN an exclusive, perpetual, irrevocable, worldwide, fully-paid, royalty-free license under Licensee’s interest in the Joint Patents, and (ii) Licensee shall either, in its sole discretion, (x) assign to POZEN without consideration all rights, title and interest in and to any patent applications and Patents issued therefrom that were assigned to Licensee under Section 8.1.3, or (y) grant to POZEN an exclusive, perpetual, irrevocable, worldwide, fully-paid, royalty-free license under any patent applications and Patents issued therefrom that were assigned to Licensee under Section 8.1.3, with right to sublicense, to make, have made, use, sell, offer for sale, have sold and import Licensed Products, provided, however, that if Licensee elects to grant the license to POZEN under this Section 13.11.2(a)(8)(ii)(y), and POZEN contacts Licensee at any time regarding the continued prosecution or maintenance of any patent application or Patent licensed hereunder, then in the event Licensee, at the time POZEN contacts Licensee, has decided to no longer continue such prosecution or maintenance, Licensee shall, upon POZEN’s request, promptly assign to POZEN without consideration all rights, title and interest in and to any such patent application or Patent.

(b)	Upon termination of this Agreement by Licensee under Sections 13.2 or 13.4, the licenses granted by POZEN to Licensee in Section 6 shall continue in full force and effect (provided that the then current royalty rate otherwise payable pursuant to Section 7.4 (as such royalty rate may have been be adjusted under this Agreement, and subject to any future adjustments as may be provided for under this Agreement) shall be reduced by [* * *] percent ([* * *]%) and no further milestone payments shall be due to POZEN under Section 7.3).

(c)	Upon termination of this Agreement for any reason after Commercial Launch (except termination by POZEN pursuant to Section 13.2 or 13.4), Licensee (and its Affiliates and Sublicensees) shall have the right for twelve (12) months after the effective date of such termination to dispose of all Licensed Products then in its (or their) inventory, as though this Agreement had not terminated, which, for the avoidance of doubt, shall include payment of the royalty rates to POZEN pursuant to Section 7.4.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.11.3.	Milestone Payments. Licensee shall have no obligation to pay POZEN any milestone payment that becomes due under Sections 7.2 in the period between the time that Licensee has given a notice of termination under this Section 13 and the time such termination becomes effective.

13.12.	Effect of Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Licensee or POZEN are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. Each Party agrees and acknowledges that all payments by Licensee to POZEN payable under this Agreement other than royalty payments pursuant to Section 7.4 (Royalties) and sales milestone payments under Section 7.3 (Sales Milestone Payments) do not constitute “royalties” within the meaning of Section 365(n) of Title 11 or relate to licenses of intellectual property hereunder.

13.13.	Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. In addition, the provisions of this Agreement shall survive any termination or expiration of this Agreement to the extent indicated on Exhibit J.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.	INDEMNIFICATION AND INSURANCE

14.1.	Indemnification by POZEN. POZEN hereby agrees to save, defend and hold Licensee and its Affiliates and their respective directors, officers, employees and agents (each, a “Licensee Indemnitee”) harmless from and against any and all liabilities, expenses or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Licensee Indemnitee may become subject as a result of any claim, demand, action, suit or other proceeding (collectively, “Claims”) by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the gross negligence or willful misconduct of any POZEN Indemnitee or (b) the breach by POZEN of any warranty, representation, covenant or agreement made by POZEN in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Licensee Indemnitee or the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement.

14.2.	Indemnification by Licensee. Licensee hereby agrees to save, defend and hold POZEN and its Affiliates and their respective directors, officers, employees and agents (each, an “POZEN Indemnitee”) harmless from and against any and all Losses to which any POZEN Indemnitee may become subject as a result of any Claims by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the gross negligence or willful misconduct of any Licensee Indemnitee or (b) the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any POZEN Indemnitee or the breach by POZEN of any warranty, representation, covenant or agreement made by POZEN in this Agreement.

14.3.	Indemnification Procedure.

14.3.1.	Notice of Claim. The indemnified Party (the “Indemnified Party”) shall give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 14.1 (Indemnification by POZEN) or Section 14.2 (Indemnification by Licensee); provided, however, that the failure to give such prompt written notice shall not relieve Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. In no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) shall be made solely by such Party to this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.3.2.	Control of Defense. At its option, the Indemnifying Party may assume the defense of any claim for which indemnification is sought (a “Third Party Claim”) by giving written notice to the Indemnified Party within ten (10) Business Days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

14.3.3.	Right to Participate in Defense. Without limiting Section 14.3.2 (Control of Defense) above, any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 14.3.2 (Control of Defense) (in which case the Indemnified Party shall control the defense).

14.3.4.	Settlement.

(a)	With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that shall not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate.

(b)	With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 14.3.2 (Control of Defense), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) and the Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party shall and each Indemnified Party shall ensure that no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.

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14.3.5.	Cooperation. The Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with the defense or prosecution of any Third Party Claim. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

14.3.6.	Indemnification Payments. Upon the final determination of liability in respect of any Third Party Claim with respect to which a Party has an indemnification obligation hereunder, and the amount to be indemnified in respect thereof under this Section 14, the appropriate Party shall pay to the other, as the case may be, within ten (10) Business Days after such determination, the amount of any claim for indemnification made hereunder.

14.4.	Insurance. POZEN shall maintain such types and amounts of liability insurance as is normal and customary in the pharmaceutical industry generally for parties similarly situated. Licensee will have and maintain during the Term such types and amounts of liability insurance as is normal and customary in the pharmaceutical industry generally for parties similarly situated, which, for the avoidance of doubt, may include self-insurance. Upon request, POZEN shall provide Licensee with a copy of its policies of insurance, along with any amendments and revisions thereto.

15.	LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILLFUL PATENT INFRINGEMENT AND WILL NOT LIMIT EITHER PARTY’S LIABILITY TO THE OTHER PARTY UNDER SECTIONS 12 (CONFIDENTIALITY), AND 14 (INDEMNIFICATION AND INSURANCE) OF THIS AGREEMENT OR OTHER THIRD PARTY CLAIM.

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16.	EFFORTS OF THIRD PARTIES. All efforts of a Party’s Affiliates and Third Party contractors shall be considered efforts of such Party for the purpose of determining compliance with its obligations under this Agreement.

17.	MISCELLANEOUS

17.1.	Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority. The non-performing Party shall notify the other Party of such force majeure promptly and in any event within ten (10) Business Days after discovery thereof by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

17.2.	Assignment.

17.2.1.	Licensee may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of POZEN to any of its Affiliates, or to any Third Party in connection with the transfer or sale of all or substantially all of the business of Licensee to which this Agreement relates to such Third Party, whether by merger, transfer of stock, transfer of assets or otherwise; provided, however, that Licensee (except if it is not a surviving entity) shall remain jointly and severally liable with the relevant Affiliate (but not with respect to any Third Party) under this Agreement, and provided further, that the relevant Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of Licensee’s obligations under this Agreement.

17.2.2.	POZEN may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of Licensee to any of its Affiliates, or to any Third Party in connection with the transfer or sale of all or substantially all of the Licensed Technology to such Third Party, whether by merger, transfer of stock, transfer of assets or otherwise; provided, however, that POZEN (except if it is not a surviving entity) shall remain jointly and severally liable with the relevant Affiliate (but not with respect to any Third Party) under this Agreement, and provided further, that the relevant Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of POZEN’s obligations under this Agreement.

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17.2.3.	Licensee hereby consents and agrees that POZEN may sell, assign, pledge as security, contribute, convey, grant or otherwise transfer (collectively, “Assign”) all or any part of its rights under this Agreement to any Third Party or Affiliate of POZEN without the prior written consent of Licensee in connection with a transaction by which such Third Party or Affiliate acquires from POZEN the right to receive future payments under this Agreement. In addition, any direct or indirect permitted assignee, pledgee or other transferee (collectively, an “Assignee”) of POZEN pursuant to this Section 17.2.3 may likewise Assign all or any part of such Assignee’s rights under this Agreement (including payment rights) to any person or entity (whether or not POZEN or an Affiliate of POZEN) without the prior written consent of Licensee. Licensee agrees that, upon written notice from POZEN (or any direct or indirect permitted assignee contemplated by the preceding sentence), Licensee shall deliver any future payments contemplated by this Agreement, together with any royalty or other reports or statements contemplated by this Agreement, in accordance with the directions in such written notice.

17.2.4.	Except as otherwise provided in Section 17.2.1, 17.2.2 and 17.2.3 above, neither Party shall, without the prior written consent of the other Party hereto (which may be granted at the other Party’s discretion), sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder.

17.2.5.	Any purported assignment or transfer in violation of this Section 17.2 (Assignment) shall be void ab initio and of no force or effect.

17.3.	[* * *] Change of Control. If [* * *] proposes to enter into an agreement or set of related agreements that, if the transaction(s) contemplated thereby is completed, would result in a Change of Control, then [* * *] may provide [* * *] with written notice describing the proposed Change of Control in reasonable detail (a “Change of Control Notice”). If [* * *] enters into any such agreement(s) and has not previously provided a Change of Control Notice to [* * *] pursuant the preceding sentence, [* * *] shall provide [* * *] with a Change of Control Notice promptly following the date on which such agreement(s) are executed and in no event later than five (5) days thereafter. Following [* * *]’s delivery of a Change of Control Notice in respect of a proposed or pending Change of Control, the following shall apply:

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17.3.1.	Only if the other party to any Change of Control transaction is a [* * *], all of [* * *];

17.3.2.	[* * *]’s right to [* * *] shall terminate and [* * *];

17.3.3.	[* * *]’s right [* * *] shall terminate; and

17.3.4.	[* * *]’s obligation to [* * *] shall terminate.

17.4.	Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

17.5.	Governing Law; Dispute Resolution.

17.5.1.	This Agreement, and any disputes between the Parties related to or arising out of this Agreement, including the Parties’ relationship created hereby, the negotiations for and entry into this Agreement, its conclusion, binding effect, amendment, coverage, termination, or the performance or alleged non-performance of a Party of its obligations under this Agreement (each a “Dispute”), shall be governed by the laws of the State of New York without reference to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction.

17.5.2.	In the event of any Dispute, a Party may notify the other Party in writing of such Dispute, and the Parties shall try to settle such Dispute amicably between themselves. If the Parties are unable to resolve the Dispute within thirty (30) of receipt of the written notice by the other Party, such Dispute shall be referred to, with respect to POZEN, the Chief Executive Officer and with respect to Licensee, the U.S. Head of CV and Specialty Care PCU or the delegate of such person or such other executive as Licensee may designate, who shall use their good faith efforts to resolve the Dispute within thirty (30) days after it was so referred.

17.5.3.	Any Dispute that is not resolved as provided in Section 17.5.2, whether before or after termination of this Agreement, shall be resolved by litigation in the courts of competent jurisdiction located in New York, New York. Each Party hereby agrees to the exclusive jurisdiction of such courts and waives any objections as to the personal jurisdiction or venue of such courts.

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17.5.4.	Notwithstanding the foregoing, nothing in this Section 17.5 (Governing Law; Dispute Resolution) shall limit either Party’s right to seek immediate temporary injunctive or other temporary equitable relief whenever the facts or circumstances would permit a Party to seek such relief in a court of competent jurisdiction.

17.6.	Notices. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided herein), or sent by internationally-recognized overnight courier addressed as follows:

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If to POZEN, to:

POZEN Inc.
1414 Raleigh Road, Suite 400
Chapel Hill, NC 27517
USA
Attention: President and CEO
Facsimile:(919) 913-1039

with a copy to:

Ropes & Gray LLP
800 Boylston Street
Boston, MA 02199
Attention: Marc Rubenstein

Facsimile:

If to Licensee, to:

sanofi-aventis U.S.
55 Corporate Drive
55A-515A
Bridgewater, NJ 08807
Attention:  General Counsel
Facsimile:  (908) 927-8610

with a copy to:

sanofi-aventis U.S.
55 Corporate Drive
55B-220A
Bridgewater, NJ 08807
Attention:  Director of Alliance Management, North American Pharmaceuticals
Facsimile:  (908) 981-5705

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given (a) when delivered, if personally delivered or sent by facsimile on a Business Day, and (b) on the second Business Day after dispatch, if sent by nationally-recognized overnight courier. It is understood and agreed that this Section 17.6 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

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17.7.	Entire Agreement; Modifications. This Agreement including the Exhibits attached hereto, each of which is hereby incorporated and made part of in this Agreement by reference, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment or modification of this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. Subject to Section 12.1 (Confidentiality Definition) hereof, the Parties hereby confirm that the confidentiality agreement by and between the Parties, dated as of December 5, 2011 is hereby terminated.

17.8.	Relationship of the Parties. It is expressly agreed that the Parties’ relationship under this Agreement is strictly one of licensor-licensee, and that this Agreement does not create or constitute a partnership, joint venture, or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding (or purport to be binding) on the other.

17.9.	Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of claims based on the failure to perform or a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

17.10.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.11.	No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any Third Party.

17.12.	Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

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17.13.	No Drafting Party. This Agreement has been submitted to the scrutiny of, and has been negotiated by, both Parties and their counsel, and shall be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such terms having been drafted by any Party or its counsel. No rule of strict construction shall be applied against either Party.

17.14.	Construction. Except where the context otherwise requires, wherever used, (a) the use of any gender shall be applicable to all genders, (b) the word “or” is used in the inclusive sense (and/or), and (c) the words “will” and “shall” have the same meaning. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. Unless the context indicates otherwise, the singular shall include the plural and the plural shall include the singular. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws refer to such laws as from time to time enacted, repealed or amended, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections and Exhibits, unless otherwise specifically provided, refer to the Sections and Exhibits of this Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Collaboration and License Agreement by their respective authorized representatives as of the date first written above.

POZEN INC.

By:          /s/ Elizabeth A. Cermak
Name:           Elizabeth A. Cermak
Title:             EVP, Chief Commercial Officer

sanofi-aventis U.S. LLC:

By:          /s/ Constantine Chinoporos
Name:           Constantine Chinoporos
Title:             VP, Business Development

By:          /s/ Michael J. Kaseta
Name:           Michael J. Kaseta
Title:             VP, Finance

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Annex A
Additional Defined Terms
Each of the following definitions is set forth in the section of this Agreement indicated below:

Definition	Section
Agreement	Preamble
[* * *]	[* * *]
Assign	17.2.3
Assignee	17.2.3
Auditor	7.6.2
Breaching Party	13.2
Buy-Back Notice	5.4.4(a)
Buy-Back Option	5.4.4(a)
Buy-Out Option	5.4.4(c)
Buy-Out Transfer	5.4.4(f)
CABG	1.69
Capital Expenditure Agreement	1.15
Change of Control Notice	17.3
Claims	14.1
Combination Product	1.48
Commercial Readiness Payment	7.2.2
Confidential Information	12.1
Debarred Entity	10.3
Defending Party	8.7.1

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Disclosing Party	12.1
Disclosure Schedules	9.2
Dispute	17.5.1
Effective Date	Preamble
Eligibility Requirements	3.1.1
Ex-Territory Study	2.4
In-Territory Study	2.5
Indemnification Claim Notice	14.3.1
Indemnified Party	14.3.1
Indemnifying Party	14.3.1
Indemnitees	14.3.1
Initial Launch Period	5.4.3(a)
Intellectual Property Rights	1.21
Launch Quantities	3.1.1
Licensee	Preamble
Licensee Exercise Notice	5.4.4(c)
Licensee Indemnitee	14.1
Losses	14.1
Manufacturing Claim	1.74
MSA	1.15
NDA Approval Payment	7.2.1
Necessary IP	8.12.1

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Non-Breaching Party	13.2
Non-Defending Party	8.7.1
Non-Enforcing Party	8.6.4
Notice Period	13.2
[* * *]	[* * *]
Permitted Encumbrance	9.2.6
POZEN	Preamble
POZEN Exercise Notice	5.4.4(c)
POZEN Indemnitee	14.2
Pre-Approval Budget	2.1
Post-Approval Meeting	2.2
Prosecuting Party	8.2
Publication	12.8
Receiving Party	12.1
Regulatory Filing Transfer	4.1.1
Regulatory Filing Transfer Letter	4.1.2
Related IP	1.21
Royalty Reports	7.4.4
Royalty Term	7.4.2
[* * *]	[* * *]
[* * *] Requirements	3.1.1
Term	13.1

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Third Party Assertion	8.6.4
Third Party Claim	14.3.2
Validation Batches	1.75
Valuation Expert	5.4.4(b)
Valuation Report	5.4.4(b)

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Exhibit A
Quarterly Update Report Outline

Commercial Update:
[* * *]

Regulatory Update:
[* * *]

Development Update:
[* * *]

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Exhibit B

Licensed Patents

Patent/Application No.	Country	Status
Title: [* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
Title: [* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
Title: [* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

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Exhibit C

Form of Trademark Assignment Agreement

TRADEMARK ASSIGNMENT AGREEMENT

THIS TRADEMARK ASSIGNMENT AGREEMENT (this “Trademark Assignment”) is made and entered into as of __________  ___, 20__, by and between POZEN INC., a Delaware corporation having offices at 1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina (“Assignor”), and sanofi-aventis U.S. LLC, a Delaware limited liability company having an office at 55 Corporate Drive, Bridgewater, New Jersey (“Assignee”).

WHEREAS, Assignor has registered or applied to register the trademarks in the United States as set forth on Exhibit 1 (hereinafter referred to as “Marks”), and has established goodwill in such Marks;

WHEREAS, Assignee desires the right to manage and control the Marks, and thus wishes to acquire all of Assignor’s right, title and interest in and to the Marks, including all rights, both common law and statutory, in such Marks, and the goodwill symbolized by the Marks; and

WHEREAS, pursuant to the License and Collaboration Agreement by and between POZEN Inc. and sanofi-aventis U.S. LLC (the “Agreement”), Assignor has agreed to assign the Marks to Assignee.

NOW, THEREFORE, in consideration of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign to Assignee all Assignor’s right, title and interest in and to the Marks, including all goodwill symbolized by the Marks, all applications and registrations thereof, all common law and statutory rights in the Marks, and all causes of action accrued and to accrue under and by virtue thereof, including the right to sue and recover for past, present, and future infringement, and the right to receive and retain the proceeds or other remedies relating to any infringements of the Marks.  Assignee acknowledges and agrees that any and all such right, title and interest in and to the Marks that Assignee is acquiring herein do not extend outside of the United States of America.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Trademark Assignment to be executed by their duly authorized officers.

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Assignor:	Assignee:

POZEN INC.	sanofi-aventis U.S. LLC

By:	By:
Name:	Name:
Title:	Title:

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Exhibit 1 to Trademark Assignment Agreement

U.S. Marks

Mark	Registration/Serial Number	Goods or Services

1

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EXHIBIT D

Manufacturing Services Agreement

[See Attached]
2

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EXHIBIT E

Quality Agreement

[See Attached]
3

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EXHIBIT F

Press Release

 SANOFI US AND POZEN SIGN EXCLUSIVE LICENSE AGREEMENT FOR THE COMMERCIALIZATION OF PA8140/PA32540 TABLETS IN THE U.S.

Bridgewater, N.J. AND Chapel Hill, N.C., [release date] — Sanofi US (NYSE: SNY) and POZEN Inc. (NASDAQ: POZN) announced the signing of an exclusive license agreement for the  commercialization of POZEN’s proprietary, investigational, coordinated-delivery tablets combining immediate-release omeprazole, a proton pump inhibitor (PPI), and enteric-coated (EC) aspirin in a single tablet (“PA”), PA8140 and PA32540. Under the terms of the agreement, Sanofi will have exclusive rights to commercialize all PA combinations that contain 325 mg or less of enteric-coated aspirin in the United States. POZEN will receive an upfront payment of $15MM and will be eligible for pre-commercial milestone payments of up to $20MM and other future milestone payments and royalties on product sales.

“Sanofi has a strong heritage and expertise in the cardiovascular space, with Lovenox, Plavix, and most recently Multaq, and the PA products are an important addition to our already strong CV portfolio,” said Anne Whitaker, President, North America Pharmaceuticals at Sanofi US. “The PA products have the potential to be an effective solution for the millions of patients at risk for gastric ulcers from chronic aspirin use in the prevention of secondary cardiovascular disease. We look forward to bringing this therapy to patients and healthcare providers.”

Sanofi US will have responsibility for all sales, marketing, ongoing manufacturing and future development for the licensed PA products in the U.S.  POZEN will retain responsibility for obtaining approval of the New Drug Application (NDA), after which time POZEN will transfer the NDA to Sanofi US.  The NDA was submitted in March 2013 and accepted for filing in May 2013 by the U.S. Food and Drug Administration (FDA).

John R. Plachetka, Pharm.D., Chairman, President and Chief Executive Officer of POZEN Inc. said, “We are pleased to have Sanofi US commercialize PA8140 and PA32540 in the US.  We have been excited about the results of our Phase 3 clinical trials and look forward to the prospect of making this product available to cardiovascular patients at risk for gastric ulcers. Sanofi’s dominant CV heritage and strong commitment to PA, make them the right partner for these products.”

About PA

POZEN has created a portfolio of investigational integrated aspirin therapies - the PA product platform. The products in the PA portfolio are being developed with the goal of significantly reducing GI ulcers and other GI complications compared to taking enteric-coated or plain aspirin alone.

The first candidates are PA32540, containing 325 mg of aspirin, and PA8140, containing 81 mg of aspirin. Both products are a coordinated-delivery tablet combining immediate-release omeprazole (40 mg), a proton pump inhibitor, layered around a pH-sensitive coating of an aspirin core. This novel, patented product is intended for oral administration once a day and an indication is being sought for use for the secondary prevention of cardiovascular disease in patients at risk for aspirin-induced gastric ulcers.
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About Cardiovascular Disease

Patients with established coronary heart disease or cerebrovascular disease have a high risk of a subsequent cardiovascular event including myocardial infarction (MI), stroke and death from cardiovascular disease. For such patients, lifestyle changes and drug therapy are of proven benefit and may improve outcomes. Heart disease is the leading cause of death for both men and women in America todayi. Coronary artery disease is the most common type of heart disease and is caused by atherosclerosis and often develops into angina pectoris and MI. This condition can lead to angina pectoris and MI and caused more than 405,000 deaths in 2008ii. Roughly 16.8 million people have a history of MI and/or anginaiii. An estimated 24 million have been identified as secondary prevention patients (post-event)iv. It is estimated that cardiovascular disease causes one in every three deaths in the United Statesv. Every 25 seconds, someone in the United States will suffer a coronary eventvi. About every minute, someone will die from onevii.

About POZEN

POZEN Inc. is a small pharmaceutical company that specializes in developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained FDA approval of two self-invented products in two years. Funded by these milestones/royalty streams, POZEN is creating a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

POZEN continues to seek strategic partners to help maximize the opportunities for its portfolio assets.

The Company's common stock is traded under the symbol “POZN” on The NASDAQ Global Market. For more detailed company information, including copies of this and other press releases, please visit www.pozen.com.

About Sanofi

Sanofi, an integrated global healthcare leader, discovers, develops and distributes therapeutic solutions focused on patients’ needs. Sanofi has core strengths in the field of healthcare with seven growth platforms: diabetes solutions, human vaccines, innovative drugs, consumer healthcare, emerging markets, animal health and the new Genzyme. Sanofi is listed in Paris (EURONEXT: SAN) and in New York (NYSE: SNY).

Sanofi is the holding company of a consolidated group of subsidiaries and operates in the United States as Sanofi US, also referred to as Sanofi-aventis U.S. LLC. For more information on Sanofi US, please visit http://www.sanofi.us or call 1-800-981-2491.
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Sanofi Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and similar expressions. Although Sanofi’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the absence of guarantee that the product candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, the Group’s ability to benefit from external growth opportunities, trends in exchange rates and prevailing interest rates, the impact of cost containment policies and subsequent changes thereto, the average number of shares outstanding as well as those discussed or identified in the public filings with the SEC and the AMF made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31, 2012. Other than as required by applicable law, Sanofi does not undertake any obligation to update or revise any forward-looking information or statements.

POZEN Forward-Looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on current market data and research (including third party and POZEN sponsored market studies and reports), management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our inability to license our PA product candidates on terms and timing acceptable to us, our inability to file a new drug application with the FDA for our PA product candidates in the timeframe we anticipate, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca for the sales and marketing of VIMOVO®; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended March 31, 2013. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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Contact:

Sanofi US
Carrie Brown
(908) 981 6486
Carrie.brown@sanofi.com

POZEN Inc.
Bill Hodges
Chief Financial Officer
(919) 913 1030
bhodges@pozen.com

Stephanie Bonestell
Manager, Investor Relations and Public Relations
(919) 913 1030
sbonestell@pozen.com

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i American Heart Association, “Heart Disease and Stroke Statistics – 2009 Update” (2009): e32
ii American Heart Association, “Heart Disease and Stroke Statistics – 2012 Update” (2012): e3
iii American Heart Association, “Heart Disease and Stroke Statistics – 2009 Update” (2009): e175
iv American Heart Association, “Heart Disease and Stroke Statistics – 2010 Update” (2010): e46
v American Heart Association, “Heart Disease and Stroke Statistics – 2012 Update” (2012): e21
vi American Heart Association, “Heart Disease and Stroke Statistics – 2012 Update” (2012): e3
vii American Heart Association, “Heart Disease and Stroke Statistics – 2012 Update” (2012): e3
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EXHIBIT G

Publications

Publication Topic or Title	Journal or Conference	Type	Status
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]
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EXHIBIT H

Form of Bill of Sale

THIS BILL OF SALE (this “Bill of Sale”) is entered into and effective as of __________  ___, 20__, by and between Pozen Inc., a Delaware corporation (“Pozen”), and sanofi-aventis U.S. LLC, a Delaware limited liability company (“Licensee”).

BACKGROUND

Pursuant to that certain License and Collaboration Agreement, dated as of September 3, 2013, by and between Pozen and Licensee (the “License Agreement”), Pozen and Licensee have agreed that Pozen shall transfer, convey and assign (or cause to be transferred, conveyed and assigned) to Licensee, and Licensee shall accept from Pozen all of Pozen’s right, title and interest in and to the equipment listed on Exhibit I to the License Agreement as being owned by Pozen (the “Equipment”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the License Agreement.

NOW, THEREFORE, pursuant to the terms and conditions of the License Agreement, and for good and valuable consideration to the extent required by law, the adequacy, sufficiency and receipt of which are hereby acknowledged and accepted:

1.            Assignment.  Upon the terms and subject to the conditions of the License Agreement, Pozen hereby sells, assigns, conveys, transfers and delivers to Licensee, its successors and assigns, free and clear of any encumbrance or lien, all of Pozen’s right, title and interest, legal and equitable, in and to the Equipment.

2.            No Liabilities or Obligations Assumed.  Licensee shall not assume any debts, claims, obligations, damages, penalties, costs, expenses or other liabilities of any kind or nature whatsoever (whether known or unknown and whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, unasserted, conditional or otherwise) in connection with the assignment of the Equipment.

3.            Further Assurance.  Pozen hereby covenants and agrees that it will, at any time and from time to time after the date hereof, at the request of Licensee and without additional consideration, execute and deliver such other instruments or documents of sale, transfer, conveyance and assignment, and take such other actions as Licensee may reasonably deem necessary or desirable to effectively sell, transfer, assign, convey and deliver the Equipment (and good and marketable title thereto) to Licensee and its successors and assigns.

4.            Binding Effect.  The covenants and agreements set forth herein shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of Licensee and Pozen.
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5.            Governing Law and Dispute Resolution.  The interpretation and construction of this Bill of Sale shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Bill of Sale to the substantive law of another jurisdiction.

6.            Counterparts.  This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.

7.            License Agreement.  Nothing in this Bill of Sale shall be deemed to supersede, enlarge or modify any of the provisions of the License Agreement, all of which survive the execution and delivery of this Bill of Sale.

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IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale, Assignment and Assumption Agreement to be signed by their respective duly authorized officers as of the date first above written.

Pozen Inc.	sanofi-aventis U.S. LLC

By	By
Name:	Name:
Title:	Title:

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EXHIBIT I

CAPITAL EXPENDITURE AGREEMENT EQUIPMENT

[* * *]
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EXHIBIT J

SURVIVAL ON EXPIRATION OR TERMINATION

Key:
“Y” = Yes, provision survives (to the extent indicated in the cell)
Blank Cell = Provision does not survive

Section	Subject	Survive on Expiration under Section 13.11.1(a)	Survive on Expiration under Section 13.11.1(b)	Survive on Termination in 13.11.2(a)	Survive on Termination in 13.11.2(b)
Article 1	Definitions to the extent used elsewhere	Y	Y	Y	Y
2.1	Pre-Approval Development				Y
2.2	Post-Approval Development				Y
2.3	Post Marketing Approval Transfer Development by Licensee		Y		Y
2.4	Development Outside the Territory (by Pozen or its other Licensees)		Y, until expiration of the last to expire Valid Claim of the Licensed Patents		Y, until expiration of the last to expire Valid Claim of the Licensed Patents
2.5	Development Inside the Territory (by Licensee)		Y, until expiration of the last to expire Valid Claim of the Licensed Patents		Y, until expiration of the last to expire Valid Claim of the Licensed Patents
Article 3	Manufacture of Licensed Products				Y
4.1.1	NDA Filing by Pozen				Y
4.1.2	Transfer of Regulatory Filings				Y
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Section	Subject	Survive on Expiration under Section 13.11.1(a)	Survive on Expiration under Section 13.11.1(b)	Survive on Termination in 13.11.2(a)	Survive on Termination in 13.11.2(b)
4.1.3	Transfer of Regulatory Know-How				Y
4.1.4	Interactions with FDA				Y
4.3	Right of Reference	Y	Y		Y
4.4	Records	Y	Y	Y	Y
5.1	Responsibility for Commercialization				Y
5.5	Trademarks; Promotional Materials				Y
6.1	License Grants				Y
6.3	Sublicenses				Y
6.4	Reservation of Rights; No Implied Licenses	Y	Y		Y
6.5	Restrictive Covenant	Y	Y		Y
6.6	Pozen Non-Competition Obligation		Y for five (5) years		Y for as long as royalty payments are made by Licensee to Pozen
6.7	Right of First Negotiation in Canada		Y		Y
7.1	Upfront Fee				Y
7.2	Milestone Payments				Y
7.3	Sales Milestone Payments				Y
7.4.1	Royalty Rates				Y
7.4.2	Royalty Term				Y
7.4.3	Royalty Rate Adjustments				Y
7.4.4	Royalty Reports	Y for last quarter of Term	Y for last quarter of Term	Y for last quarter of Term	y

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Section	Subject	Survive on Expiration under Section 13.11.1(a)	Survive on Expiration under Section 13.11.1(b)	Survive on Termination in 13.11.2(a)	Survive on Termination in 13.11.2(b)
7.4.5	Timing of Royalty Payments	Y	Y	Y	Y
7.5	Payment Terms	Y	Y	Y	Y
7.6	Financial Records and Audit	Y	Y	Y	Y
7.7	Tax Matters	Y to the extent of payments	Y to the extent of payments	Y to the extent of payments	Y
8.1	Prosecution and Maintenance of Licensed Patents		Y		Y
8.2	Prosecution and Maintenance of Joint Patents	Y	Y	Y	Y
8.3	Ownership of Intellectual Property	Y	Y	Y	Y
8.4	Disclosure	Y as to Joint Patents	Y	Y as to Joint Patents	Y
8.5	Cooperation	Y but solely as to Joint Patents	Y	Y but solely as to Joint Patents	Y
8.6	Enforcement of Patents	Y as to Joint Patents and infringement of Licensed Patents during the Term	Y	Y as to infringement of Licensed Patents before termination	Y
8.7	Infringement Claims by Third Parties	Y as to exploitation of Licensed Product in the Territory during the Term	Y for 8.7.1 and 8.7.2 (in each case as to exploitation of Licensed Product in the Territory during the Term) but not 8.7.3
Y as to exploitation of Licensed Product in the Territory before Termination; provided that upon termination under 13.11.2(a) in connection with POZEN’s exercise of the Buy-Out, Section 8.7.3 shall not survive
Y

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Section	Subject	Survive on Expiration under Section 13.11.1(a)	Survive on Expiration under Section 13.11.1(b)	Survive on Termination in 13.11.2(a)	Survive on Termination in 13.11.2(b)
8.8	Third Party Declaratory Judgments or Similar Action	Y but only as to Joint Patents	Y	Y as to pending actions and Joint Patents	Y
8.9	Joint Research Agreement	Y	Y	Y	Y
8.10	Patent Term Extension		Y		Y
8.11	Orange Book Listings		Y		Y
8.12	Third Party Licenses				Y
10.2	Expenses	Y	Y	Y	Y
10.4.3	No Conflicting License Grant		Y		Y
10.5	CMO Agreement				Y
10.6	Parallel Importation		Y		Y
11.1	Pharmacovigilance	Y	Y		Y
Article 12	Confidentiality	Y but not 12.8	Y but not 12.8	Y but not 12.8	Y but not 12.8
13.11.1(a)	Effect of Expiration	Y
13.11.1(b)	Effect of Expiration		Y
13.11.2(a)	Effect of Termination			Y
13.11.2(b)	Effect of Termination				Y
13.12	Effect of Bankruptcy	Y	Y	Y	Y
13.13	Survival	Y	Y	Y	Y
Article 14	Indemnification and Insurance	Y	Y	Y	Y
Article 15	Limitation of Liability	Y	Y	Y	Y
Article 17	Miscellaneous	Y but not 17.3 or 17.2	Y but not 17.3 or 17.2	Y but not 17.3 or 17.2	Y

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Disclosure Schedules

[* * *]

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